                             ACQUISITION AGREEMENT

                             BY NETBANK, INC. AND

                               NET INTERIM, INC.

                                  TO ACQUIRE

                      MARKET STREET MORTGAGE CORPORATION

                                     FROM

                                REPUBLIC BANK,

                            REPUBLIC BANCORP, INC.

                           AND CERTAIN SHAREHOLDERS


                             DATED APRIL 15, 2001

                               TABLE OF CONTENTS

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                                                                                                        Page No.
                                                                                                        --------
ARTICLE 1.  DEFINITIONS...............................................................................         2

       1.1  Definitions...............................................................................         2

ARTICLE 2.  ACQUISITION...............................................................................         9

       2.1  Merger....................................................................................         9
       2.2  Consideration.............................................................................         9
       2.3  Closing...................................................................................        10
       2.4  Anti-Dilution Provisions..................................................................        10
       2.5  Effect of Acquisition.....................................................................        10
       2.6  Audit Reserve.............................................................................        10

ARTICLE 3.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY, THE HOLDING COMPANY, AND THE SHAREHOLDERS..        11

       3.1  Organization, Standing, and Power.........................................................        11
       3.2  Authority of the Company and Republic; No Breach by Agreement.............................        12
       3.3  Company Stock.............................................................................        13
       3.4  Financial Statements of the Company.......................................................        13
       3.5  Subsidiaries..............................................................................        14
       3.6  Absence of Undisclosed Liabilities........................................................        14
       3.7  Absence of Certain Changes or Events......................................................        14
       3.8  Tax Matters...............................................................................        14
       3.9  Assets....................................................................................        16
      3.10  Intellectual Property.....................................................................        17
      3.11  Environmental Matters.....................................................................        17
      3.12  Compliance with Laws......................................................................        18
      3.13  Labor Relations...........................................................................        18
      3.14  Employee Benefit Plans....................................................................        18
      3.15  Material Contracts........................................................................        22
      3.16  Legal and Disciplinary Proceedings........................................................        23
      3.17  Reports...................................................................................        23
      3.18  Accounting, Tax and Regulatory Matters....................................................        24
      3.19  Articles of Incorporation Provisions......................................................        24
      3.20  Statements True and Correct...............................................................        24
      3.21  Lender and Servicer Qualifications........................................................        24
      3.22  Loan and Mortgage Servicing Portfolio.....................................................        26
      3.23  No Recourse...............................................................................        28
      3.24  Mortgage Servicing, Agreements............................................................        28
      3.26  Custodial Accounts........................................................................        29
      3.27  Pool Certification........................................................................        29

ARTICLE 4.  REPRESENTATIONS AND WARRANTIES OF NETBANK.................................................        30

       4.1  Organization, Standing, and Power.........................................................        30
       4.2  Authority of NetBank; No Breach By Agreement..............................................        30
       4.3  Capital Stock.............................................................................        31
       4.4  SEC Filings, Financial Statements.........................................................        31
       4.5  Statements True and Correct...............................................................        32
       4.6  Accounting Tax and Regulatory Matters.....................................................        32
       4.7  Financing; Share Ownership................................................................        32
       4.8  Consents and Approvals; No Violations.....................................................        32
       4.9  Interim...................................................................................        33

ARTICLE 5.  CONDUCT OF BUSINESS PENDING CONSUMMATION..................................................        33

       5.1  Affirmative Covenants of the Company......................................................        33
       5.2  Negative Covenants of the Company.........................................................        33
       5.3  Covenants of NetBank......................................................................        35
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                                       i
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
       5.4  Adverse Changes in Condition..............................................................        35
       5.5  Reports...................................................................................        35

ARTICLE 6.  ADDITIONAL AGREEMENTS.....................................................................        36

       6.1  Registration Statement....................................................................        36
       6.2  Nasdaq NMS Listing........................................................................        36
       6.3  Applications..............................................................................        36
       6.4  Agreement as to Efforts to Consummate.....................................................        36
       6.5  Confidentiality...........................................................................        37
       6.6  Press Releases............................................................................        37
       6.7  Certain Actions...........................................................................        37
       6.8  Accounting and Tax Treatment..............................................................        37
       6.9  Articles of Incorporation Provisions......................................................        37
      6.10  Investment Representations by the Holding Company.........................................        38
      6.11  Post-Closing Servicing Assistance.........................................................        38

ARTICLE 7.  CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE.........................................        38

       7.1  Conditions to Obligations of Each Party...................................................        38
       7.2  Conditions to Obligations of NetBank......................................................        39
       7.3  Conditions to Obligations of Republic and the Shareholders................................        41

ARTICLE 8.  TERMINATION...............................................................................        42

       8.1  Termination...............................................................................        42
       8.2  Effect of Termination.....................................................................        42

ARTICLE 9   INDEMNITY.................................................................................        43

       9.1  Survival; Right to Indemnification Not Affected by Knowledge..............................        43
       9.2  Indemnification and Payment of Damages by the Holding Company.............................        43
       9.3  Indemnification and Payment of Damages by NetBank.........................................        44
       9.4  Limitations on Indemnification............................................................        45
       9.5  Procedure for Indemnification - Third-Party Claims........................................        46
       9.6  Procedure for Indemnification - Other Claims..............................................        47
       9.7  Certain Reductions........................................................................        47
       9.8  Arbitration Arbitration...................................................................        47

ARTICLE 10  MISCELLANEOUS.............................................................................        48

      10.2  Expenses..................................................................................        48
      10.2  Brokers and Finders.......................................................................        49
      10.3  Entire Agreement..........................................................................        49
      10.4  Amendments................................................................................        49
      10.5  Waivers...................................................................................        50
      10.6  Assignment................................................................................        50
      10.7  Notices...................................................................................        50
      10.8  Governing Law.............................................................................        51
      10.9  Counterparts..............................................................................        51
     10.10  Captions, Articles and Sections...........................................................        51
     10.11  Interpretations...........................................................................        51
     10.12  Enforcement of Agreement..................................................................        51
     10.13  Severability..............................................................................        51

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                                      ii

                             ACQUISITION AGREEMENT
                             ---------------------


     THIS ACQUISITION AGREEMENT (the "Agreement") is made and entered into as of the 15th day of April, 2001 by and among NETBANK, INC. ("NetBank"), a Georgia corporation; NET INTERIM, INC. ("Interim") a Georgia corporation and a wholly-owned subsidiary of NetBank; REPUBLIC BANCORP, INC. (the "Holding Company"), a Michigan corporation; REPUBLIC BANK, a Michigan banking corporation ("Republic"); MARKET STREET MORTGAGE CORPORATION (the "Company"), a Michigan corporation and a wholly-owned subsidiary of Republic; and RANDALL C. JOHNSON,
T. DONNELL SMITH, MICHAEL DILLON and JAMES CAPPS (collectively, the "Shareholders"), individual shareholders of the Company.


                                   Recitals
                                   --------

     A. The authorized shares of capital stock of the Company consists of 750,000 shares of common stock, stated value of $1 per share, of which 750,000 shares are issued and outstanding (the "Company Common Stock"); 750,000 shares of Series A preferred stock, stated value of $25 per share, of which 340,000 shares are issued and outstanding; and 750,000 shares of Series B preferred stock, stated value of $25 per share, of which 443,167 shares are outstanding (collectively with the Series A preferred stock, the "Company Preferred Stock") (collectively, the Company Common Stock and the Company Preferred Stock are referred to as the "Company Stock");

     B. Republic owns 600,000 shares of Company Common Stock; the Shareholders cumulatively own 150,000 shares of Company Common Stock (in individual amounts as set forth beside each Shareholder's signature to this Agreement), and Republic owns all of the issued and outstanding shares of Company Preferred Stock.

     C. Republic intends to dividend its shares of Company Common Stock to the Holding Company prior to the Closing (as defined herein).

     D. NetBank wishes to acquire the Company Stock by merging the Company into Interim, and the Holding Company wishes to sell the Company to NetBank in such manner. It is the intention of the Parties to this Agreement that the transactions contemplated hereby shall qualify for purchase accounting treatment under GAAP and for a Section 338(h)(10) election under the Internal Revenue Code.

     E. Certain terms used in this Agreement are defined in Article 1 of this Agreement.

     NOW, THEREFORE, in consideration of the above recitals and the mutual representations, warranties, covenants and agreements set forth in this Agreement, the Parties to this Agreement agree as follows:

                                  ARTICLE 1.
                                  DEFINITIONS
                                  -----------

     1.1  Definitions.

     (a) Except as otherwise provided herein, the capitalized terms used herein shall have the following meanings:

     "1933 Act" shall mean the Securities Act of 1933, as amended.

     "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Acquisition" has the meaning given in Section 2.1 hereto.

     "Acquisition Proposal" with respect to the Company shall mean any tender offer or exchange offer or any proposal for a merger, acquisition of all of the shares or assets of, or other business combination involving the acquisition of the Company or any of its Subsidiaries or the acquisition of a substantial equity interest in, or a substantial portion of the assets of, the Company or any of its Subsidiaries.

     "Adjustment Amount" has the meaning given in Section 2.6 hereto.

     "Affiliate" of a Person shall mean: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.

     "Agency" shall mean the United States Department of Housing and Urban Development, Freddie Mac, the Government National Mortgage Association, Fannie Mae, and the Veteran's Administration.

     "Agreement" shall mean this Acquisition Agreement, including the Exhibits delivered pursuant hereto and incorporated herein by reference.

     "Assets" of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person or any Affiliate of such Person and wherever located.

     "Audit Reserve" shall mean $1 million.

     "Benefit Plan" has the meaning given in Section 3.14(a) hereto.

     "Closing" has the meaning given in Section 2.3 hereto.

     "Closing Date" shall mean the date on which the Closing occurs as provided for in Section 2.3.

     "Closing Financial Statements" shall mean the financial statements referred to in Section 2.6 hereof.

     "Company Common Stock" has the meaning given in Recital A to this Agreement.

     "Company Preferred Stock" has the meaning given in Recital A to this Agreement.

     "Company Stock" has the meaning given in Recital A to this Agreement.

     "Consent" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

     "Consumer Credit Law" shall mean the federal Real Estate Settlement Procedures Act of 1974, the Flood Insurance Protection Act, the Consumer Credit Protection Act, the Truth-in-Lending Act, the Equal Credit Opportunity Act, and the Fair Credit Reporting Act, and all state law equivalents of the foregoing, each as amended from time to time, and all regulations promulgated thereunder.

     "Contract" shall mean any written or oral agreement (provided such oral agreement is, in any one year period, in excess of $25,000 individually, or $100,000 in the aggregate), arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding, or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital shares, Assets or business.

     "Company Marks" has the meaning given in Section 3.10 hereto.

     "Company Projections" shall mean financial projections referred to in
Section 3.4(c) hereof.

     "Damages" has the meaning given in Section 9.2 hereto.

     "Default" shall mean (i) any breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, after failing to cure any such breach, violation, default, contravention or conflict within any applicable grace or cure period (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right of any Person to exercise any remedy or obtain any relief under, terminate or revoke, suspend, cancel, or modify or change the current terms of, or renegotiate, or to accelerate the maturity or performance of, or to increase or impose any Liability under, any Contract, Law, Order, or Permit.

     "Deferred Taxes" shall have the meaning given under GAAP.

     "Environmental Laws" shall mean all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata) and which are administered, interpreted, or enforced by the United States Environmental Protection Agency and other federal, state and local agencies with jurisdiction over, and including common law in respect of, pollution or protection of the environment, including the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq. ("CERCLA"), the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq. ("RCRA"), and other Laws relating to emissions, migrations, discharges, releases, or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution use, treatment, storage, disposal, generation, recycling, transport, or handling of any Hazardous Material.

     "Equity Rights" shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, understandings, warrants, or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital shares of a Person or by which a Person is or may be bound to issue additional shares of its capital shares or other Equity Rights.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "Financial Statements of the Company" shall mean (i) the year-end audited financial statements (including related notes and schedules, if any) of the Company as of December 31, 1998, 1999 and 2000, consisting of a statement of condition and the related statements of income, changes in the shareholders' equity, and cash flows (including related notes and schedules, if any) for the Company for the fiscal years ended on such dates, and (ii) the unaudited financial statements of the Company (including related notes and schedules, if any) consisting of a statement of condition and its related statements of income, changes in the shareholder equity, and cash flows (including related notes and schedules, if any) with respect to periods ended subsequent to December 31, 2000.

     "GAAP" shall mean generally accepted accounting principles, consistently applied during the periods involved.

     "GCA" shall mean the Official Code of Georgia Annotated.

     "Hazardous Material" shall mean (i) any hazardous substance, hazardous constituent, hazardous waste, solid waste, special waste, regulated substance, or toxic substance (as those terms are listed, defined or regulated by any applicable Environmental Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil (and specifically shall include asbestos requiring abatement. removal, or encapsulation pursuant to the requirements of governmental authorities and any polychlorinated biphenyls).

     "HSR Act" shall mean Section 7A of the Clayton Act, as added by Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

     "Intellectual Property" shall mean copyrights, patents, trademarks, service marks, service names, trade names, applications therefor, and licenses, computer software (including any source or object codes therefor or documentation relating thereto), trade secrets, franchises, inventions, and other intellectual property rights and, with respect to the Company, includes the Company Marks.

     "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

     "Investor" shall mean any owner, purchaser or beneficiary (other than an Agency) of a Mortgage Loan or of any proceeds of, or interest in or from, a Mortgage Loan, including any owner, purchaser or beneficiary of mortgage servicing rights with respect to a Mortgage Loan.

     "Investor Commitment" has the meaning given in Section 3.22(a) hereto.

     "Knowledge" as used with respect to a Party (including references to being aware of a particular matter) shall mean those facts that are known or should reasonably have been known after due inquiry by the chairman, president, chief financial officer, chief accounting officer, chief operating officer, chief credit officer, general counsel, any assistant or deputy general counsel, or any senior, executive or other vice president of such Party, or any director of such Party.

     "Law" shall mean any code, law (including common law), ordinance, regulation, decision, judicial interpretation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities, or business, including, without limitation, (i) all laws and regulations relating to occupational health and safety, equal employment opportunities, fair employment practices, and sex, race, religious, age and other prohibited discrimination, all other labor laws, including, without limitation, the Family and Medical Leave Act, and (ii) all licensure, disclosure, usury and other consumer credit laws and regulations governing residential, mortgage lending and brokering, including, but not limited to, all applicable rules, regulations, standards and guidelines promulgated by the United States Department of Housing and Urban Development, Freddie Mac, the Government National Mortgage Association, Fannie Mae, the Veteran's Administration, and the Board of Governors of the Federal Reserve System, the state agencies and all applicable provisions of the Consumer Credit Laws, each as amended from time to time, and all regulations promulgated thereunder.

     "Liability" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

     "Lien" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable, (ii) for depository institution Subsidiaries of a Party, pledges to secure deposits and other Liens incurred in the ordinary course of the banking business, and (iii) Liens which do not materially impair the use of or title to the Assets subject to such Lien.

     "Litigation" shall mean any action, arbitration, cause of action, claim, complaint, investigation hearing, criminal prosecution, governmental or other examination or other administrative or other proceeding relating to or affecting a Party, its business, its Assets (including Contracts related to it), or the transactions contemplated by this Agreement, including, without limitation, any such matter that involves any Agency or Investor.

     "Loan Document" has the meaning given in Section 3.22(b) hereto.

     "Material Adverse Effect" shall mean an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on (i) the financial position, business or results of operations of a Party or its Affiliates, taken as a whole, or (ii) the ability of a Party or its Affiliates to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement, provided that a "Material Adverse Effect" shall not be deemed to include the impact of (a) changes in securities, banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in generally accepted accounting principles or regulatory accounting principles generally applicable to affected Party, (c) actions and omissions of a Party (or any of its Affiliates) taken with the prior informed written Consent of the other Party in contemplation of the transactions contemplated hereby or, (d) except with respect to any effect on forward commitments to purchase or sell loans, changes in the market interest rates. For purposes of indemnification in excess of the Deductible Amount (as defined in Section 9.4), "Material Adverse Effect" shall have the meaning given in Section 9.4.

     "Material Equipment Leases" shall mean each equipment lease entered into by the Company that, individually during the remaining term of the lease as of the date of this Agreement, would require the Company to make lease payments in excess of $10,000; provided, however, that Material Equipment Leases shall mean all equipment leases entered into by the Company if, during the remaining term of all such leases as of the date of this Agreement, the Company would be required to make lease payments in the aggregate in excess of $100,000.

     "MBCA" shall mean the Michigan Business Corporation Act.

     "Mortgage Loan" shall mean any loan as to which applications were accepted and processed by the Company or which otherwise was originated, underwritten, closed, or funded by the Company, or which was brokered to or by the Company.

     "NetBank Common Stock" shall mean the $.01 par value common shares of NetBank.

     "NetBank Financial Statements" shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of NetBank as of December 31, 2000, 1999, and 1998, and the related statements of income, changes in the shareholders' equity, and cash flows (including related notes and schedules, if any) for each of the three fiscal years ended December 31, 2000, 1999, and 1998, as filed by NetBank in SEC Documents, and (ii) the consolidated balance sheets of NetBank (including related notes and schedules, if any) and related statements of income, changes in shareholders equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to December 31, 2000.

     "NetBank Market Value" shall mean $8.88 per share of NetBank Common Stock.

     "Operating Property" shall mean any property owned, leased, or operated by a Party or its Affiliates and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

     "Order" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency, or Regulatory Authority.

     "Participation Facility" shall mean any facility or property in which a Party or its Affiliates participates in the management and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

     "Party" shall mean Republic, the Holding Company, the Company, Interim or NetBank, as applicable, and "Parties" shall mean any of the foregoing.

     "Permit" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets, or business.

     "Person" shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

     "Registration Statement" shall mean the registration statement on Form S-3 (or any subsequent form adopted by the SEC to replace or supersede Form S-3), including any pre-effective or post-effective amendments or supplements thereto, filed with the SEC by NetBank under the 1933 Act with respect to all the shares of NetBank Common Stock to be issued to the Holding Company in the transactions contemplated by this Agreement.

     "Regulations" shall mean all applicable rules, regulations, requirements, standards and guidelines promulgated by the United States Department of Housing and Urban Development, Freddie Mac, the Government National Mortgage Association, Fannie Mae, the Veteran's Administration, or any Investor.

     "Regulatory Authorities" shall mean, collectively, the SEC, the Nasdaq, the Federal Trade Commission, the United States Department of Justice, the Office of Thrift Supervision, the Michigan Division of Financial Institutions, and all other federal, state, county, local or other governmental or regulatory agencies, authorities (including self-regulatory authorities), instrumentalities, commissions, boards or bodies having jurisdiction over any of the Parties or their respective Affiliates.

     "Representative" shall mean any investment banker, financial advisor, attorney, accountant, consultant, or other representative engaged by a Person.

     "SEC" shall mean the Securities Exchange Commission.

     "SEC Documents" shall mean all forms, proxy statements, registration statements, reports, schedules, and other documents filed, or required to be filed, by a Party or any of its Affiliates with any Regulatory Authority pursuant to the Securities Laws.

     "Securities Laws" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

     "Servicing Business" shall mean the business of servicing mortgage loans presently conducted by the Company, but shall not include loan servicing performed by the Company in the ordinary course of business for the interim following closing of the loan and before the sale of the loan by the Company to an Investor.

     "Servicing Commitment" has the meaning given in Section 3.25(b) hereto.

     "Subsidiaries" shall mean all those corporations, associations, or other business entities of which the entity in question either (i) owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent (provided, there shall not be included any such entity the equity securities of which are owned or controlled in a fiduciary capacity), (ii) in the case of partnerships, serves as a general partner, (iii) in the case of a limited liability company, serves as a managing member, or (iv) otherwise has the ability to elect a majority of the directors, trustees or managing members thereof.

     "Tax" or Taxes" shall mean any federal, state, county, local, or foreign taxes, charges, fees, levies, imposts, duties, or other assessments, including income, gross receipts, excise, employment, sales, use, transfer, license, payroll, franchise, severance, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duties, capital shares, paid-up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax or governmental fee of any kind whatsoever, imposed or required to be withheld by the United States or any state, county, local or foreign government or subdivision or agency thereof, including any interest, penalties, and additions imposed thereon or with respect thereto.

     "Tax Return" shall mean any report, return, information return, or other information required to be supplied to a taxing authority in connection with Taxes, including any return of an affiliated or combined or unitary group that includes a Party or its Subsidiaries.

     "Total Portfolio Loans" shall mean any of the following Mortgage Loans (and the related forward commitments for such Mortgage Loans): (a) those Mortgage Loans which the Company was unable to sell to an Investor or Agency due to the failure of the loan to conform to applicable Laws or Regulations or because an Investor or Agency otherwise refused to purchase the loan, (b) those Mortgage Loans in default or payment arrears within ninety days prior to the Closing Date, (c) those Mortgage Loans classified by the Company (in the ordinary course of its business) as "subprime," (d) those Mortgage Loans that the Company was required to repurchase from any Investor or Agency; (e) those Warehouse Mortgage Loans that are more than 180 days old; and (f) those construction and construction/permanent loans that are more than 24 months old.

     "Warehouse Line" shall mean any warehouse loan or line of credit under which the Company is obligated or under which the Company has the right to obtain loans or advances, including, without limitation, that warehouse line of credit granted to the Company by Republic.

     "Warehouse Mortgage Loan" shall mean those loans made by the Company by the use of proceeds from a Warehouse Line.

     (b) Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation." The use of terms like "he" "his" "she" "hers" "it" "its" "them" and "their" shall not be construed to limit the applicability of any provision of this Agreement to only certain types of Persons.


                                  ARTICLE 2.
                                  ACQUISITION
                                  -----------

     2.1 Merger. Subject to the terms and conditions of this Agreement, the Company will merge with and into Interim in accordance with the provisions of
Section 14-2-1101 of the GCA and Section 450.1735 of the MBCA and with the effect provided in Section 14-2-1106 of the GCA (the "Acquisition"). Interim shall be the surviving corporation resulting from the Acquisition and shall continue to be governed by the laws of the State of Georgia. The Acquisition shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective boards of directors of the Holding Company, the Company, Republic, NetBank and Interim, as set forth herein.

     2.2 Consideration. The total purchase price for the Company shall be Twenty Million Dollars ($20,000,000), payable Five Million Dollars ($5,000,000) in cash (the "Cash Consideration") and Fifteen Million Dollars ($15,000,000) in NetBank Common Stock (the "NetBank Stock Consideration") (together, the Cash Consideration and the NetBank Stock Consideration shall constitute the "Total Consideration"). The Total Consideration shall be payable in accordance with the provisions of this Section 2.2. By virtue of the Acquisition, and without any action on the part of the Company, NetBank or Interim, or their respective shareholders, the shares of the Company and Interim shall be converted as follows:

     (a) Each share of capital stock of Interim issued and outstanding immediately prior to the Closing Date shall remain issued and outstanding from and after the Closing Date.

     (b) Each share of Company Common Stock issued and outstanding immediately prior to the Closing Date shall be converted and exchanged for one-tenth of one cent ($.001) per share.

     (c) Subject to the Audit Reserve, the Company Preferred Stock issued and outstanding immediately prior to the Closing Date shall be converted and exchanged for $4,999,250.00 and that number of shares of NetBank Common Stock determined by dividing $15,000,000.00 by the NetBank Market Value.

     (d) The NetBank Stock Consideration payable to the Holding Company shall be payable at Closing. The Cash Consideration, less the Audit Reserve, shall be payable to the Holding Company at Closing (except for the amount payable under Section 2.2(b) to those holders of the Company Common Stock other than the Holding Company, which shall be payable to such stockholders at Closing), and the Audit Reserve shall be held as provided in Section 2.6 hereof.

     2.3 Closing. The consummation of the Acquisition of the Company Stock and all other transactions contemplated hereunder (the "Closing") shall take place at 10:00 a.m., local time, on the earlier of June 30, 2001 or three (3) business days after the last of the conditions in Article 6 (other than the delivery of items to be delivered at Closing) has been met, at the offices of Powell, Goldstein, Frazer & Murphy LLP, 191 Peachtree Street, N.E., Atlanta, Georgia 30303, or at such other time, date or place as the Parties agree (the "Closing Date"), subject to Articles 7 and 8 hereof.

     2.4 Anti-Dilution Provisions. In the event NetBank changes the number of shares of NetBank Common Stock issued and outstanding prior to the Closing Date as a result of a stock split, stock dividend, or similar recapitalization with respect to such Common Stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) prior to the Closing Date, the number of shares of NetBank Common Stock to be issued hereunder shall be proportionally adjusted.

     2.5 Effect of Acquisition. The articles of incorporation and bylaws of Interim immediately prior to the Closing Date shall be the articles of incorporation and bylaws of the surviving corporation until duly amended or repealed; provided that, the name of the surviving corporation shall be changed as NetBank and Interim shall determine. The directors of the surviving corporation shall be Michael Dillon, Randall C. Johnson, T. Donnell Smith, D.R. Grimes, Robert E. Bowers, Mike Fitzgerald, and Patrick Dowling, together with such additional persons as may thereafter be elected. The executive officers of the surviving corporation shall be the executive officers of the Company immediately prior to the Closing Date, Randall C. Johnson, T. Donnell Smith, and Michael Dillon, who shall be elected as President, EVP and EVP, respectively, and such additional persons as may thereafter be elected.

     2.6 Audit Reserve. At Closing, the Audit Reserve deducted from the Cash Consideration at Closing as provided in Section 2.2(d) shall be maintained in a separate interest-bearing account of NetBank. The Company and the Holding Company shall prepare (utilizing an outside valuation firm mutually acceptable to the Holding Company and NetBank), and Deloitte & Touche shall review, a closing balance sheet for the Company as of the Closing Date. The closing balance sheet shall include an accrual for all employee benefits, all of the Company's

Acquisition related expenses, and all Assets restated to fair market value as of the Closing Date (the "Closing Financial Statements"). The Closing Financial Statements shall also reflect all mark-to-market purchase accounting adjustments, specifically including, without limitation, all FAS 133 adjustments related to Warehouse Mortgage Loans and forward commitments, and shall exclude all Total Portfolio Loans (provided that the forward commitments related to such Total Portfolio Loans shall be reflected in the adjustments as provided above). The Holding Company and the Company shall make reasonable best efforts to prepare the Closing Financial Statements within 30 days following the Closing Date, and the Closing Financial Statements shall be used by the Company and NetBank for preparation of tax filings in accordance with the Section 338(h)(10) election. If, based upon the Closing Financial Statements, the mark-to-market adjustments are more than 30 basis points lower than the outstanding balance of the Warehouse Mortgage Loans, the Cash Consideration shall be reduced by that amount equal to the difference between the mark-to-market adjustments and that number which is 30 basis points lower than the outstanding balance of the Warehouse Mortgage Loans (the "Adjustment Amount"). The Adjustment Amount shall be deducted from the Audit Reserve and retained by NetBank, and the balance of the Audit Reserve (if any), together with any interest accrued thereon, subject to any other claims for indemnification arising under Article 9 hereunder, shall be delivered to the Holding Company in accordance with the provisions of Section
2.2 hereof within 15 days of the final determination of the Adjustment Amount. The Company covenants to NetBank and Interim that the Closing Financial Statements shall reflect all estimated liabilities for all employee benefit plans incurred prior to Closing. Deferred Tax liability of up to $1.6 million will be paid by the Company to the Holding Company at Closing, and any Deferred Tax liability in excess of $1.6 million will be funded by the Holding Company. The Parties agree that the total inventory/pipeline adjustment for loans held for sale-servicing value shall not exceed $5 million.


                                  ARTICLE 3.
  REPRESENTATIONS AND WARRANTIES OF THE COMPANY, THE HOLDING COMPANY, AND THE
                                 SHAREHOLDERS

     The Company, the Holding Company and the Shareholders hereby represent and warrant to NetBank as follows:

     3.1 Organization, Standing, and Power. The Company is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Michigan, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets. The Company is duly qualified or licensed to transact business as a foreign corporation in good standing in the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on such Company. The minute book and other organizational documents for the Company have been made available to NetBank for its review. Except as disclosed on Exhibit 3.1 hereto, such books
                                               -----------
and documents are true and complete in all material respects as in effect as of the date of this Agreement and accurately reflect in all material respects all amendments thereto and all proceedings of the Company's board of directors.

     3.2 Authority of the Company, the Holding Company, Republic and the Shareholders; No Breach by Agreement

     (a) The Company, the Holding Company, Republic and the Shareholders have the power and authority necessary to execute, deliver, and perform their obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized, to the extent required, by all necessary corporate action in respect thereof on the part of the board of directors of each of the Company, the Holding Company and Republic. This Agreement represents a legal, valid, and binding obligation of each of the Company, the Holding Company, Republic and the Shareholders, enforceable against each of them in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

     (b) Neither the execution and delivery of this Agreement by Republic, the Holding Company or the Company, nor the consummation by Republic, the Holding Company or the Company of the transactions contemplated hereby, nor compliance by Republic, the Holding Company or the Company with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of the articles of incorporation, bylaws or any resolution adopted by the board of directors of Republic, the Holding Company or the Company, (ii) subject to the receipt of Consents from Interlink, RLIC and CPI, and except as disclosed in
Exhibit 3.2(b) hereto, constitute or result in a Default under, or require any
--------------
Consent pursuant to, or result in the creation of any Lien on any Asset of the Company under, any Contract or Permit of the Company, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company, or
(iii) subject to receipt of the requisite Consents referred to in Section 7.1(a), constitute or result in a Default under or require any Consent pursuant to, any Law or Order applicable to the Company, the Holding Company or any of their respective material Assets.

     (c) Other than in connection or compliance with the provisions of applicable Laws, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation of the transactions contemplated in this Agreement.

     3.3  Company Stock

     (a) As of the date of this Agreement, the authorized Company Stock consists of 750,000 shares of common stock, stated value of $1 per share, of which 750,000 shares are issued and outstanding, 750,000 shares of Series A preferred stock, stated value of $25 per share, of which 340,000 shares are issued and outstanding, and 750,000 shares of Series B preferred stock, state value of $25 per share, of which 443,167 shares are issued and outstanding. All of the issued and outstanding shares of Company Stock are duly authorized and validly issued, fully paid and nonassessable. None of the outstanding shares of Company Stock has been issued in violation of any preemptive rights of its current or past shareholders.

     (b)  Except as set forth in Exhibit 3.3(b) hereto, there are no shares of
                                 --------------
capital stock or other equity securities of the Company outstanding, nor are there any outstanding Equity Rights relating to the capital shares of the Company.

     (c) Republic owns all of the Company Preferred Stock and 600,000 shares of the Company Common Stock, and the Shareholders own 150,000 shares of the Company Common Stock as set forth beside their signatures to this Agreement.

     3.4  Financial Statements of the Company  .

     (a) (i) The Financial Statements of the Company as of December 31, 1998, 1999 and 2000 (including, in each case, any related notes) (A) have been prepared in accordance with GAAP, (B) have applied GAAP on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements), (C) comply with the requirements of Regulation S-X and the general rules and regulations of the Securities and Exchange Commission under the Security Laws, and (D) fairly present in all material respects the financial positions of the Company as of the respective dates and the results of operations and cash flows for the Company for the periods indicated.

          (ii) The Financial Statements of the Company with respect to periods ended subsequent to December 31, 2000 have been prepared in accordance with GAAP for interim financial information. Accordingly, they do not include all of the information and footnotes necessary for a comprehensive presentation of financial position, results of operations and cash flow activity required by GAAP for complete financial results. Such Financial Statements of the Company do not contain any material omissions and do not misstate any material fact and, in the opinion of the Company and the Holding Company, all normal recurring adjustments necessary for a fair presentation of results have been included.

     (b) The Company maintains a system of internal accounting controls, policies and procedures sufficient to ensure that all transactions relating to its business are executed in conformity in all material respects with the applicable rules, regulations, directives and instructions of governmental and regulatory authorities in a manner to permit preparation of proper financial statements and maintain accountability for the Company's assets.

     (c) The Company has provided NetBank with monthly projections (the "Company Projections") for the performance of the Company (excluding the Servicing Business) through the year 2002, and annual projections through the year 2005, copies of which are included in Exhibit 3.4(c) hereto.
                                           --------------

     (d) The Closing Financial Statements will not reflect in excess of $17.2 million in goodwill.

     3.5  Subsidiaries.

     The Company has no Subsidiaries.

     3.6  Absence of Undisclosed Liabilities  .

     (a)  Except as disclosed in Exhibit 3.6(a), the Company has no Liabilities,
                                 --------------
except those disclosed Liabilities which are accrued or reserved against in the Financial Statements of the Company and in the Closing Financial Statements. The Company has not incurred or paid any Liability since December 31, 2000, except for such Liabilities incurred or paid (i) in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect or (ii) in connection with the transactions contemplated by this Agreement.

     (b) The Company does not and will not have any Liabilities or obligations under any contract (including any off-balance sheet hedge or derivative) attributable to any actual or alleged breach thereof or nonperformance thereunder prior to the Closing Date or accruing with respect to any period prior to the Closing Date that, in any such case, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, except where disclosed in the Financial Statements of the Company.

     3.7 Absence of Certain Changes or Events. Since December 31, 2000, except as disclosed in the Financial Statements of the Company delivered prior to the date of this Agreement or as disclosed in Exhibit 3.7, (i) there have been no
                                          -----------
events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company or its Assets, and (ii) neither Republic, the Holding Company nor the Company has taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a breach or violation of any of the covenants and agreements provided in Article 5.

     3.8  Tax Matters  .

     (a) All Tax Returns required to be filed by or on behalf of the Company have been timely filed or requests for extensions have been timely filed, granted, and have not expired for such periods, except to the extent that all such failures to file, taken together, are not reasonably likely to have a Material Adverse Effect, and all Tax Returns filed are complete and accurate in all material respects. All Taxes owed by the Company, whether or not shown on any Tax Return, have been paid. The Company is not the beneficiary of any extension of time within which to file any Tax Return. There is no audit, examination, deficiency, or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Material Adverse Effect on the Company, except as reserved against in the Financial Statements of the Company delivered prior to the date of this Agreement or as disclosed in Exhibit 3.8(a). All Taxes and other
                                     --------------
Liabilities due with respect to completed and settled examinations or concluded Litigation involving the Company or its Affiliates have been paid. There are no Liens with respect to Taxes upon any of the Assets of the Company.

     (b) The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

     (c) The Company has not executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

     (d) The provision for any Taxes due or to become due for the Company for the period or periods through and including the Closing Date and the date of the Financial Statements of the Company is sufficient to cover all such Taxes.

     (e) Deferred Taxes, if any, of the Company have been provided for in accordance with GAAP, and, consistent with the Parties' intention that the transactions qualify for purchase accounting treatment under GAAP and for a
Section 338(h)(10) election under the Internal Revenue Code, there shall be no Deferred Taxes included in the Closing Financial Statements.

     (f)  Except as disclosed in Exhibit 3.8(f), the Company is not a party to
                                 --------------
any Tax allocation or sharing agreement and has not been a member of an affiliated group filing a consolidated federal income Tax Return or have any Liability for Taxes of any Person (other than for itself) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign
Law) as a transferee or successor or by Contract or otherwise.

     (g) The Company is in compliance with, and its respective records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code.

     (h) The Company has not filed a consent under Code (S)341(f) concerning collapsible corporations. The Company has not made any payments, is not obligated to make any payments, and is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code (S)280G. The Company has not been a United States real property holding corporation within the meaning of Code (S)897(c)(2) during the applicable period specified in Code (S)897(c)(1)(A)(ii).

     (i) Exclusive of the transactions contemplated herein, there has been no ownership change, as defined in Internal Revenue Code Section 382(g), in the Company during or after any Taxable Period in which such Company incurred a net operating loss that carries over to any Taxable Period ending after December 31, 1999.

     (j) The Company does not and has not had in any foreign country a permanent establishment, as defined in any applicable tax treaty or convention between the United States and such foreign country.

     (k) All material elections with respect to Taxes affecting the Company have been or will be timely made.

     (l) The Company will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (A) change in method of accounting for a taxable period ending on or prior to the Closing Date under Code (S)481(c) or any corresponding or similar provision of state, local or foreign income Tax law; (B) "closing agreement" as described in Code (S)7121 (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date; (C) deferred intercompany gain or any excess loss account described in Treasury Regulations under Code (S)1502 (or any corresponding or similar provision of state, local or foreign income Tax law); (D) installment sale or open transaction disposition made on or prior to the Closing Date; or (E) prepaid amount received on or prior to the Closing Date.

     3.9  Assets.

     (a)  Except as disclosed in Exhibit 3.9(a) hereto or as disclosed or
                                 --------------
reserved against in the Financial Statements of the Company, the Company has good and marketable title, free and clear of all Liens, to all of its Assets. All tangible properties used in the respective business of the Company are usable in the ordinary course of business consistent with the Company's past practice.

     (b) All leases or subleases held by the Company, which affect any of its respective Assets material to its business, are (i) valid contracts enforceable against the parties thereto in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), (ii) in full force and effect, and (iii) not subject to any material Default. All real property or facilities leases held by the Company as lessee, and all Material Equipment Leases, are listed on Exhibit 3.9(b) hereto.
                      --------------

     (c) The Company currently maintains, or the Holding Company maintains for the Company's benefit (and the Company and Holding Company will maintain through the Closing Date, subject to changes in the ordinary course their respective businesses) the insurance policies described in Exhibit 3.9(c). The Company has
                                                --------------
not received written notice from any insurance carrier that (i) any policy of insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no claims for amounts exceeding in any individual case $25,000, or in the aggregate exceeding $100,000, pending under such policies of insurance and no written notices of claims in excess of such amounts have been given by the Company (or by the Holding Company with respect to the Company) under such policies. Exhibit 3.9(c)
                                                                  --------------
lists all pending claims by the Company (or by the Holding Company with respect to the Company) under insurance policies as of the Closing Date.

     (d) The respective Assets of the Company include all material Assets required to operate its business as presently conducted, and the Company has not disposed of any Assets since December 31, 2000, other than in the ordinary course of business and other than the Servicing Business.

     3.10 Intellectual Property. Exhibit 3.10 is a complete and accurate list of
                                 ------------
all copyrights, patents, trademarks, service marks, trade names owned by or licensed to the Company ("Company Marks"). The Company owns or has a license to use all of the Intellectual Property used by it in the ordinary course of its respective business. The Company is the owner of or has license to any Intellectual Property sold or licensed to third parties in connection with its business operations, and possesses the right to convey by sale or license any Intellectual Property so conveyed. The Company is not in Default under any of its Intellectual Property licenses. No proceedings have been instituted, or are pending, or, to the Knowledge of the Company, threatened, which challenge the rights of the Company with respect to any Intellectual Property used, sold or licensed by it in the course of its business, nor has any person claimed or alleged any rights to such Intellectual Property. To the Knowledge of the Company, the conduct of the business of the Company does not infringe on the Intellectual Property rights of any other person. Except as disclosed in Exhibit
                                                                         -------
3.10 hereto, the Company is not obligated to pay any recurring royalties to any
----
Person with respect to any such Intellectual Property.

     3.11 Environmental Matters  .

     (a)  Except as disclosed in Exhibit 3.11(a) hereto, the Participation
                                 ---------------
     Facilities and Operating Properties of the Company are, and have been, in compliance with all Environmental Laws.

     (b) There is no Litigation pending or, to the Knowledge of the Holding Company or Company, threatened, before any court, governmental agency, or authority or other forum in which the Company has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the emission, migration, release, discharge, spillage, or disposal into the environment of any Hazardous Material, whether or not occurring at, on, under, adjacent to, or affecting (or potentially affecting) a site owned, leased, or operated by the Company or any neighboring property, nor, to the Knowledge of the Holding Company or the Company, is there any reasonable basis for any Litigation of a type described in this sentence.

     (c)  Except as disclosed in Exhibit 3.11(c) hereto, during the period of
                                 ---------------
(i) any ownership or operation of any current Asset by the Company, or (ii) any participation in the management of any Participation Facility or any Operating Property by the Company, to the Knowledge of the Holding Company or the Company, there have been no emissions, migrations, releases, discharges, spillages, or disposals of Hazardous Material in, on, at, under, adjacent to, or affecting (or potentially affecting) such properties or any neighboring properties. Except as disclosed in Exhibit 3.11(c) hereto, prior to the period of (i) any ownership or
             ---------------
operation by the Company of any of its respective current properties, (ii) any participation in the management of any Participation Facility or any Operating Property by the Company, to the Knowledge of the Holding Company or the Company, there were no releases, discharges, spillages, or disposals of Hazardous Material in, on, under, or affecting any such property, Participation Facility or Operating Property.

     3.12 Compliance with Laws.  Except as disclosed in Exhibit 3.12 hereto, the
                                                        ------------
Company:

          (i) is not in Default under any of the provisions of its articles of incorporation or bylaws (or other governing instruments);

          (ii) has in effect all Permits necessary for it to own, hold, lease, or operate its respective material Assets and to carry on its respective businesses as now conducted; there has occurred no Default under any such Permit, and the Company is not in Default under any Laws, Orders, or Permits applicable to its business or employees conducting its business; or

          (iii) since December 31, 1998, has not received any written notification or written communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof or from or on behalf of any consumer (1) asserting that it is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, (2) threatening to revoke any Permits, or (3) requiring it to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or to adopt any board resolution or similar undertaking, which restricts materially the conduct of its business or in any material manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends. Copies of all material reports, correspondence, notices and other documents relating to any inspection, audit, monitoring or other form of review or enforcement action by a Regulatory Authority have been made available to NetBank .

     3.13 Labor Relations. The Company is not the subject of any Litigation asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it to bargain with any labor organization as to wages or conditions of employment, nor is the Company a party to any collective bargaining agreement, nor is there any strike or other labor dispute involving the Company pending or to the Knowledge of the Company threatened, nor to the Knowledge of the Company, are there any activities involving the Company's employees who are seeking to certify a collective bargaining unit or engaging in any other organization activity.

     3.14 Employee Benefit Plans  .

     (a)  Definition of Benefit Plans. For purposes of this Section 3.14, the
          ---------------------------
term "Benefit Plan" means any plan, program, arrangement, fund, policy, practice or contract which, through which or under which the Company or any ERISA Affiliate (as hereinafter defined) provides benefits or compensation to or on behalf of employees, former employees, spouses, dependents, directors, independent contractors or other beneficiaries of the Company, whether formal or informal, whether or not written, including but not limited to the following:

          (i)    Arrangements -- any bonus, incentive compensation, bonus
                 ------------
incentive or restricted stock, stock option, deferred compensation, commission, severance pay, golden parachute or other compensation plan or rabbi trust;

          (ii)   ERISA Plans -- any "employee benefit plan" (as defined in
                 -----------
Section 3(3) of the ERISA), including, but not limited to, any multiemployer plan (as defined in Section 3(37) and Section 4001(a)(3) of ERISA), defined benefit plan, profit sharing plan, money purchase pension plan, 401(k) plan, savings or thrift plan, or any plan, fund, program, arrangement or practice providing for pre- or post tax medical (including post-retirement medical), hospitalization, accident, sickness, disability, or life insurance benefits; and

          (iii)  Other Employee Fringe Benefits -- any stock purchase, vacation,
                 ------------------------------
scholarship, paid time off, employee assistance program, day care, prepaid legal services, dependent care or other fringe benefits plans, programs, arrangements, contracts or practices.

     (b)  ERISA Affiliate. For purposes of this Section 3.14, the term "ERISA
          ---------------
Affiliate" means each trade or business (whether or not incorporated) which together with the Company is treated as a single employer under Section 4.14(b),
(c), (m) or (o) of the Internal Revenue Code.

     (c)  Identification of Benefits Plans. Except as disclosed in Exhibit
          --------------------------------                         -------
3.14(c) hereto, and except for Benefit Plans which have been terminated and with
-------
respect to which neither the Company nor any ERISA Affiliate has any financial, administrative or other liability, obligation or responsibility, the Company does not maintain, nor has it at any time established or maintained, nor has it at any time been obligated to make, or otherwise made, contributions to or under or otherwise participated in any Benefit Plan.

     (d)  Compliance With All Statutes, Orders and Rules. Except as provided in
          ----------------------------------------------
Section 3.14(g) or as disclosed in Exhibit 3.14(d) hereto, the Company and each
                                   ---------------
ERISA Affiliate are, in all material respects, in compliance with the requirements prescribed by and all statutes, orders and governmental rules and regulations applicable to the Benefit Plans and all reports and disclosures relating to the Benefit Plans required to be filed with or furnished to any governmental entity, participants or beneficiaries prior to the Closing Date have been or will be filed or furnished in a timely manner and in accordance with applicable laws.

     (e)  MEPPA Liability/Post-Retirement Medical Benefits. Neither the Company
          ------------------------------------------------
nor any ERISA Affiliate maintains, or has at any time established or maintained, or has at any time been obligated to make, or made, contributions to or under any multiemployer plan (as defined in Section 3(37) and Section 4001(a)(3) of ERISA). Except as disclosed in Exhibit 3.14(e) hereto, the Company does not
                               ---------------
maintain, nor has at any time established or maintained, nor has at any time been obligated to make, or made, contributions to or under any Benefit Plan which provides post-retirement health or death benefits with respect to employees or directors, past or present, of the Company.

     (f)  Documentation. Except as disclosed in Exhibit 3.14(f) hereto, the
          -------------                         ---------------
Company has made available to NetBank a true and complete copy of the following documents, if applicable, with respect to each Benefit Plan: (1) all documents, including any insurance contracts and trust agreements, setting forth the terms of the Benefit Plan, or if there are no such documents evidencing the Benefit Plan, a full description of the Benefit Plan, (2) the ERISA summary plan description and any other summary of plan provisions provided to participants or beneficiaries for each such Benefit Plan, (3) the annual reports filed for the most recent three plan years and most recent financial statements or periodic accounting or related plan assets with respect to each Benefit Plan, (4) each favorable determination letter, opinion or ruling from the Internal Revenue Service ("IRS") for each Benefit Plan, the assets of which are held in trust, to the effect that such trust is exempt from federal income tax, including any outstanding request for a determination letter and (5) each opinion or ruling from the Department of Labor or the Pension Benefit Guaranty Corporation ("PBGC") with respect to such Benefit Plans.

     (g)  Qualified Status.  Except as disclosed in Exhibit 3.14(g) hereto, each
          ----------------                          ---------------
Benefit Plan (other than a rabbi trust) that is funded through a trust or insurance contract has at all times satisfied in all material respects, by its terms and in its operation, all applicable requirements for an exemption from federal income taxation under the Internal Revenue Code. Except as specifically identified in Exhibit 3.14(g) hereto, neither the Company nor any ERISA
              ---------------
Affiliate maintains or previously maintained a Benefit Plan which meets or was intended to meet the requirements of Section 401(a) of the Internal Revenue Code (each, a "Qualified Plan"). The most recent determination letter issued by the IRS with respect to each Benefit Plan which is a Qualified Plan, to the effect that such Plan qualifies under Section 401(a) of the Internal Revenue Code and that the related trust is exempt from taxation under Section 501(a) of the Internal Revenue Code remains in effect and has not been revoked. All Benefit Plans that are Qualified Plan(s) currently comply in form with the requirements under Section 401(a) of the Internal Revenue Code, other than changes required by statutes, regulations and rulings for which amendments are not yet required. Such Qualified Plan(s) have, in all material respects, been administered according to their terms (except for those terms which are inconsistent with the changes required by statutes, regulations, and rulings for which changes are not yet required to be made, in which case such Qualified Plan(s) have been administered, in all material respects, in accordance with the provisions of those statutes, regulations and rulings) and in accordance with the requirements of Section 401(a) of the Internal Revenue Code. Each Qualified Plan containing a cash or deferred arrangement under Section 401(k) of the Internal Revenue Code has been tested for compliance with, and has satisfied the requirements of, Sections 401(k)(3) and 401(m)(2) of the Internal Revenue Code for each plan year ending prior to the Closing Date.

     (h)  Legal Actions. Except as disclosed in Exhibit 3.14(h) hereto, there
          -------------                          ---------------
are no actions, audits, suits or claims known to the Company which are pending or threatened against any Benefit Plan, any fiduciary of any of the Benefit Plans with respect to the Benefit Plans or against the assets of any of the Benefit Plans, except claims for benefits made in the ordinary course of the operation of such plans.

     (i)  Funding. Except as disclosed in Exhibit 3.14(i) hereto, the Company
          -------                         ---------------
and each ERISA Affiliate have made fully and timely payment of all amounts required to be contributed under the terms of each Benefit Plan and applicable law or required to be paid as expenses under such Benefit Plan and no excise taxes are assessable as a result of any nondeductible or other contributions made or not made to a Benefit Plan. The assets of all Benefit Plans which are required under applicable laws to be held in trust are in fact held in trust. The liabilities of each other Benefit Plan are properly and accurately reported on the Financial Statements of the Company to the extent required by, and in accordance with, GAAP. Except as disclosed on Exhibit 3.14(i), the assets of
                                              ---------------
each Benefit Plan are reported at their fair market value on the books and records of each plan, unless otherwise stated in such books and records.

     (j)  Liabilities. Except as disclosed in Exhibit 3.14(j) hereto, neither
          -----------                         ---------------
the Company nor any ERISA Affiliate is subject to any material liability, tax or penalty whatsoever to any person whomsoever as a result of the Company's or any ERISA Affiliate's engaging in a prohibited transaction under ERISA or the Internal Revenue Code, and the Company has no knowledge of any circumstances which reasonably might result in any such material liability, tax or penalty as a result or a breach of fiduciary duty under ERISA.

     (k)  Excess Parachute Payments. Except as disclosed in Exhibit 3.14(k)
          -------------------------                         ---------------
hereto, no payment required to be made to any employee associated with the Company as a result of the transactions contemplated hereby under any contract or otherwise will, if made, constitute an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code.

     (l)  COBRA/Group Health Plan Requirements. Except as disclosed in Exhibit
          ------------------------------------                         -------
3.14(l)(i) hereto, Company and each ERISA Affiliate have complied in all
----------
material respects with (1) the continuation coverage requirements of Section 1001 of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), and ERISA Sections 601 through 608 and (2) the group health plan requirements of Chapter 100 of the Internal Revenue Code and Sections 701 et seq. of ERISA, to the extent such requirements apply to any Benefit Plan.
Exhibit 3.14(l)(ii) lists all Persons who, to the Knowledge of the Company, as
-------------------
of the Closing Date, are receiving coverage or benefits under or are entitled to elect coverage under COBRA as a result of such Persons' prior relationship with the Company.

     (m)  No Acceleration of Liability Under Benefit Plans and No New Benefits.
          --------------------------------------------------------------------
Except as disclosed in Exhibit 3.14(m) hereto, the consummation of the
                       ---------------
transactions contemplated hereby will not accelerate or increase any liability under any Benefit Plan because of an acceleration or increase of any of the rights or benefits to which employees of Company or any ERISA Affiliate may be entitled thereunder. Except as disclosed in Exhibit 3.14(m) hereto, since
                                            ---------------
January 1, 2000, neither the Company nor any ERISA Affiliate has made any amendment to or adopted any new Benefit Plan or announced to affected parties the intent to make any such amendment or effect any such adoption, except as required by law or necessary to maintain the tax-qualified status of a Benefit Plan.

     (n)  Termination. Except as disclosed in Exhibit 3.14(n) hereto, any
          -----------                         ---------------
Benefit Plan can be terminated prospectively at any time without liability to Company, any ERISA Affiliate or NetBank, including, without limitation, any additional contributions, penalties, premiums, fees or any other charges as a result of the termination, except to the extent of funds set aside for such purpose or reflected as reserved for such purpose on the financial statements of the appropriate party, as adjusted for the value of any benefits which accrue or vest subsequent to the date of such financial statement(s) and as adjusted for the increase or decrease in the value of benefits generally (to the extent such value depends on market factors or other variables).

     (o)  Defined Benefit Plans/Money Purchase Plans. Neither the Company nor
          ------------------------------------------
any ERISA Affiliate maintains or contributes or has maintained or contributed to an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA that is or was subject to Title IV of ERISA.

     (p) In conjunction with the Closing Date of this Agreement and the transfer of all Company employees to Interim as of the Closing, Interim agrees to offer each Company employee (and his/her eligible dependents) immediate open enrollment in NetBank's group health and dental plan and 401(k) plan, without regard to pre-existing conditions; provided, however, that immediate open enrollment in NetBank's group health and dental plan shall be subject to the consent of the insurer of that plan.

     (q) NetBank will pay to the Holding Company as a reimbursable expense, with respect to each Company employee or his/her dependent as of the Closing Date who remains a

Company employee immediately following the Closing but who elects COBRA continuation coverage under the Holding Company's Benefit Plans, an amount equal to that amount which NetBank would pay as an employer contributor towards the cost of coverage for a similarly situated NetBank employee under NetBank's health and dental plan. NetBank agrees that it will encourage all Company employees to elect the NetBank health and dental plan rather than electing COBRA continuation coverage under the Holding Company's plans. NetBank further agrees that it will, following the Closing, provide health and dental coverage for Company employees which is reasonably comparable to that which NetBank provides to its employees located in Georgia.

     (r) Effective as of the Closing Date, Republic shall calculate the value of all vested incentive and non-incentive stock options granted to Company employees (excluding Randall C. Johnson, T. Donnell Smith, Michael Dillon, James Capps and Terry Cuoto) using an "option spread" formula. The option spread shall be equal to the product of the number of shares of the Holding Company's common stock subject to such vested options multiplied by the positive difference, if any, between the closing price of the Closing Date of such stock and the exercise price of such option. The total option spread amounts payable to employees of the Company shall be made by the Holding Company to NetBank within a reasonable time following the Closing Date. NetBank shall distribute option-related compensation through its payroll process, applying appropriate compensation and taxation treatment, and related reporting, as required by federal, state and local laws and regulations.

     3.15 Material Contracts.

     (a)  Except as disclosed in Exhibit 3.15(a) hereto, the Company (or its
                                 ---------------
Assets, business, or operations) is not a party to, and is not bound by, and does not receive benefits under, (i) any employment, severance, termination, consulting, or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $25,000, (ii) any Contract or indemnity under which the Company has created, incurred, assumed or guaranteed debt including without limitation any indebtedness for borrowed money, Warehouse Lines or any capitalized lease or purchase money obligation by the Company, or by its employees, officers or directors, or the guarantee by the Company of any such obligation, (iii) any Contract, including, without limitation, agreements or memoranda of understanding with any Regulatory Authority, which prohibits or restricts the Company from engaging in any of its business activities, (iv) any Contract between or among Affiliates or any extensions of credit outstanding to clients, employees or any third parties, (v) any Contract relating to the provision of data processing, network communication, or other technical services provided to or by the Company, (vi) any exchange traded or over-the-counter swap, forward, future, option, cap, floor, or collar financial Contract, or any other interest rate or foreign currency protection Contract not included on its balance sheet which is a financial derivative Contract, (vii) any other Contract or amendment thereto that would be required to be filed as an exhibit to a Form 10-K filed by the Company with the SEC (assuming the Company were subject to the reporting requirements of the 1934 Act) as of the date of this Agreement, (viii) any agreement (including all master commitments and Pool purchase contracts) between the Company and any Agency or Investor pursuant to which the Company sold more than $10 million in principal amount of Mortgage Loans since 1999,
(ix) any agreement between the Company and any Investor pursuant to which the Company sold more than $250,000 in mortgage servicing rights since 1999, and (x) all insurance or guaranty contracts, including contracts with any private mortgage insurer or Pool insurance provider with respect to the Mortgage Loans (together with all Contracts referred to in Section 3.15(a), the "Company Contracts"). All Company Contracts are properly accrued for in accordance with GAAP as of the date hereof and as of the Closing Date.

     (b)   With respect to the Company Contract and except as disclosed in
Exhibit 3.15(b) hereto: (i) each Company Contract is in full force and effect;
---------------
(ii) the Company is in Default or alleged to be in Default thereunder, (iii) the Company has not repudiated or waived any material provision of the Company Contract; and (iv) no other party to the Company Contract is, to the Knowledge of the Company, in Default in any respect or has repudiated or waived any material provision thereunder.

     (c)   Except as disclosed in Exhibit 3.15(c) hereto, no officer, director
                                  ---------------
or employee of the Company is party to the Company Contract which restricts or prohibits such officer, director or employee from engaging in activities competitive with any Person, including the Company.

     (d) All of the indebtedness of the Company for any money borrowed is prepayable at any time without penalty or premium.

     3.16  Legal and Disciplinary Proceedings. Except as disclosed in Exhibit
                                                                      -------
3.16 hereto, there is no Litigation instituted, pending or, to the Knowledge of
----
the Company, threatened (or unasserted but considered likely of assertion) against the Company, or against any director, employee or employee benefit plan (acting in such capacity) of the Company, or against any Asset, interest, or right of the Company, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against the Company.
Exhibit 3.16 hereto contains a summary of all current and suspected Litigation
------------
as of the date of this Agreement to which the Company is or is likely to be named as a party.

     3.17 Reports. Since December 31, 1998, (or the date of organization if later), the Company has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that were required to be filed with any Regulatory Authority. As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not, in any material respect, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     3.18 Accounting, Tax and Regulatory Matters. Neither the Company, the Holding Company nor Republic has taken or agreed to take any action that is reasonably likely to (i) prevent the transactions contemplated hereunder from purchase accounting treatment under GAAP and the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 7.1(a) or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

     3.19 Articles of Incorporation Provisions. The Company, the Holding Company and Republic have taken all action necessary so that the entering into of this Agreement and the consummation of the transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under its articles of incorporation, bylaws or other governing instruments or restrict or impair the ability of NetBank to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of the Company.

     3.20 Statements True and Correct. No written statement, certificate, instrument or other writing furnished or to be furnished by Republic, the Holding Company or the Company to NetBank pursuant to this Agreement (or any other document, agreement or instrument referred to herein) contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that, with respect to the Company Projections, the representation and warranty made by the Holding Company in this sentence is limited to the Knowledge of the Holding Company after the performance of due diligence by the Holding Company. None of the information supplied or to be supplied by the Holding Company or the Company for inclusion in the Registration Statement to be filed by NetBank with the SEC will be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. All documents for which the Holding Company or the Company is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law. No documents to be filed by Republic, the Holding Company or the Company with any Regulatory Authority in connection with the transactions contemplated hereby will, at the respective time such documents are filed, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     3.21  Lender and Servicer Qualifications.

     (a) The Company (i) is qualified (A) by FHA as an approved mortgagee and servicer for Mortgage Loans which are insured by the FHA ("FHA Loans"), (B) by the VA as a lender and servicer for Mortgage Loans guaranteed by the VA ("VA Loans"), (C) by FNMA and FHLMC as a seller/servicer of first mortgages to FNMA and FHLMC and by FNMA under the Delegated Underwriting and Servicing Program, and (D) by GNMA as an authorized issuer and servicer of GNMA guaranteed mortgage-backed securities; and (ii) has all other material Permits necessary to conduct its current mortgage banking business, and is in good standing under all applicable Laws as a mortgage lender and servicer. Exhibit 3.21(a) lists each
                                                   ---------------
jurisdiction in which the Company has obtained or applied for a Permit. Except as disclosed in Exhibit 3.21(a), the Company:
                ---------------

           (x) to the Knowledge of Company, is not in violation of any Laws, Orders, or Permits applicable to its business or employees conducting its business as interpreted by the respective courts and Agencies having jurisdiction over the Company as of the date of this Agreement or the Closing Date, nor is there a reasonable probability of the operation or practices of the Company being held to be in violation of such Laws, Orders or Permits; or

          (y) has not received any notification or communication from any agency or department of federal, state, or local government or any Agency or the staff thereof (i) asserting that the Company is not in compliance with any of the Laws or Orders which such governmental authority or Agency enforces, or (ii) threatening to revoke any Permits.

          (b)   Except as disclosed in Exhibit 3.21(b) hereto, the Company and,
                                       ---------------
to the Knowledge of Company, all prior servicers and originators have been and are in compliance in all material respects with all Laws (including the Regulations) and Orders of any court or governmental authorities applicable to it, its Assets and its conduct of business, the breach of which would require the repurchase of a Mortgage Loan or result in the Company incurring a Loss. The Company has timely filed, or will have timely filed by the Closing Date, all material reports required by any Investor, Agency or insurer or by any Law to be filed. To the Knowledge of Company, the Company has not done or caused to be done, or has failed to do or omitted to be done, any act, the effect of which would operate to invalidate or materially impair (i) any approvals of the FHA, VA, FNMA, FHLMC, GNMA or HUD, (ii) any FHA insurance or commitment of the FHA to insure, (iii) any VA guarantee or commitment of the VA to guarantee, (iv) any private mortgage insurance or commitment of any private mortgage insurer to insure, (v) any title insurance policy, (vi) any hazard insurance policy, (vii) any flood insurance policy, (viii) any fidelity bond, direct surety bond, or errors and omissions insurance policy required by HUD, GNMA, FNMA, FHA, FHLMC, VA or private mortgage insurers, (ix) any surety or guaranty agreement, or (x) any guaranty issued by GNMA, FNMA or FHLMC to the Company respecting mortgage-backed securities issued by the Company and other like guaranties. Except as set forth in Exhibit 3.21(b), since January 1, 1998, no Agency, Investor or private
         ---------------
mortgage insurer has (i) claimed that the Company has violated or has not complied with the applicable underwriting standards with respect to Mortgage Loans sold by the Company to an Investor or Agency, or with respect to any sale of mortgage servicing rights to an Investor, or (ii) imposed restrictions on the activities (including commitment authority) of the Company.

          (c)   Except as set forth in Exhibit 3.21(c) hereto, to the Knowledge
                                       ---------------
of Company, no Mortgage Loan, pipeline loan, Warehouse Mortgage Loan or previously disposed loan has been originated and/or serviced by the Company in violation of the Regulations, the violation of which would require the repurchase of a Mortgage Loan or previously disposed loan or result in the Company incurring a Loss.

          3.22  Loan and Mortgage Servicing Portfolio.

          (a) Each Mortgage Loan conforms to the Agency and Investor requirements (including the Regulations), and each Mortgage Loan (i) is eligible for sale to, and insurance by, or pooling to collateralize securities issued or guaranteed by, the applicable Investor, Agency or insurer, or (ii) if the Company has sold or will sell mortgage servicing rights with respect to a Mortgage Loan to an Investor, is eligible for the sale of mortgage servicing rights to the applicable Investor. The Company has originated, underwritten, funded, serviced and sold (as applicable) each Mortgage Loan in compliance with applicable federal, state and local legal and regulatory requirements (including licensing statutes and regulations) and in accordance with Agency and Investor requirements (including the Regulations) and the related Mortgage Loan documents. Each Mortgage Loan (i) is, except as set forth in Exhibit 3.22(a)
                                                             ---------------
hereto, evidenced by a note or other evidence of indebtedness with such terms as are customary in the business, (ii) is duly secured by a mortgage, security deed or deed of trust (a "mortgage") with such terms as are customary in the business and which grants the holder thereof either a first lien on the subject property (including any improvements thereon) with respect to loans originated as first mortgages, and with respect to loans originated as second mortgages, a second priority lien on the subject, and which constitutes a security interest that has been duly perfected and maintained (or is in the process of perfection in due course) and is in full force and effect and is insured by a title policy issued by a company acceptable to FNMA, (iii) is accompanied by a hazard insurance policy covering improvements on the premises subject to such mortgage or deed of trust, with a loss payee clause in favor of the Company or its assignee, which insurance policy or policies covers such risks as are customarily insured against in accordance with industry practice and in accordance with Investor or Agency requirements, and which includes flood insurance and/or special hazard insurance where either is required by an Investor or Agency or requested by the mortgagor. The Company has complied in all material respects with all of its obligations under the insurance policies described in this clause (iii), except as set forth in Exhibit 3.22(a), is
                                                       ---------------
covered by an FHA insurance certificate, VA guaranty certificate, or policy of private mortgage insurance, as required by the terms of any agreement or any Law applicable to such loan. The Company has substantially complied with all applicable provisions of any such insurance or guaranty contract or policy and the Laws related thereto, the insurance or guaranty is in full force and effect with respect to each such loan, and there is no Default that would result in the revocation of any such insurance or guaranty. Except as set forth in Exhibit
                                                                     -------
3.22(a), each Warehouse Mortgage Loan is a Mortgage Loan that is or is eligible
-------
to be an FHA Loan or a VA Loan or which is a loan eligible to be sold to FNMA or FHLMC ("Conforming Loan") or is subject to a commitment of a Person to purchase a Mortgage Loan owned by the Company ("Investor Commitment"). No Mortgage Loans are in Default except as reflected on the records of the Company.

     (b) To the Knowledge of the Company, all Mortgage Loans are genuine, valid and legally binding obligations of the borrowers thereunder, have been duly executed by a borrower of legal capacity and are enforceable in accordance with their respective terms, except as enforcement thereof may be limited by (i) bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding in equity or at law), (ii) state Laws requiring creditors to proceed against the collateral before pursuing the borrower, (iii) state Laws on deficiencies, and (iv) the matters set forth in Exhibit 3.22(b) hereto. Except
                                                ---------------
as set forth in Exhibit 3.22(b), neither the operation of any of the terms of
                ---------------
any Mortgage Loan, nor the exercise of any right thereunder, has rendered or will render the related mortgage or note unenforceable, in whole or in part, or subject it to any right of rescission, setoff, counterclaim or defense, and no such right of rescission, setoff, counterclaim or defense has been asserted with respect thereto. The files, records and documents necessary to originate and/or service the Mortgage Loans in accordance with applicable standards ("Loan Documents") were in compliance in all material respects with applicable Regulations and Investor and Agency requirements upon origination of the underlying Mortgage Loan and are complete in all material respects.

     (c) All Mortgage Loans held for the account of the Company (whether or not for future sale or delivery to an Investor or Agency) are owned by the Company free and clear of any Lien other than Liens in favor of the Company's lender banks pursuant to Warehouse Lines. Such Mortgage Loans have been duly recorded or submitted for recordation in the appropriate filing office in the name of the Company as mortgagee. The Company has not, with respect to any such Mortgage Loan, released any security therefor, except upon receipt of Investor or Agency approval, or accepted prepayment of any such Mortgage Loan which has not been promptly applied to such Mortgage Loan in accordance with the terms thereof. To the Knowledge of the Company, there exists no physical damage to any property securing a Mortgage Loan ("Collateral"), which physical damage is not insured against in compliance with the Regulations or would cause any Mortgage Loan to become delinquent or adversely affect the value or marketability of any Mortgage Loan, Servicing Rights or Collateral.

     (d) To the Knowledge of the Company, (i) all monies received with respect to each Mortgage Loan have been properly accounted for and applied, (ii) upon origination, all of the Mortgage Loans were fully disbursed in accordance with applicable law and regulations and (iii) all payoff and assumption statements with respect to each Mortgage Loan provided by the Company to borrowers or their agents were, at the time they were provided, complete and accurate in all material respects.

     (e) The responsibilities of the Company with respect to all applicable Taxes (including tax reporting for the period prior to the Closing), assessments, ground rents, flood insurance premiums, hazard insurance premiums and mortgage insurance premiums that are related to the Mortgage Loans have been duly met in all material respects, both individually or in the aggregate. All Tax identifications are correct and complete and comply with all applicable Laws in all material respects, and property descriptions contained in any Loan Document are legally sufficient in all material respects.

     (f) The Company has provided NetBank with a copy of the Company's internal practices and procedures, and the Company and its employees have complied and are in compliance with such practices and procedures. All such practices and procedures and all form disclosures, notices, broker agreements, notes, mortgages, instruments and agreements used in the business of the Company comply in all material respects with (a) all applicable Consumer Credit Law, (b) all standards imposed by the Agencies and Investors, to the extent applicable, and (c) any other applicable Law or Regulation.

     3.23  No Recourse.

     (a)   Except as set forth in Exhibit 3.23(a) hereto, the Company is not a
                                  ---------------
party to (i) any Contract with (or otherwise obligated to) any Person, including an Investor, Agency or insurer, to repurchase from any such Person any Mortgage Loan, mortgaged property serviced for others or previously disposed loans; (ii) any Contract with (or otherwise obligated to) any Person to sell Mortgage Loan servicing to any such Person; or (iii) any Contract to reimburse, indemnify or hold harmless any Person or otherwise assume any Liability with respect to any loss suffered or incurred as a result of any default under or the foreclosure or sale of any such Mortgage Loan, mortgaged property, or previously disposed loans except insofar as is set forth on such Exhibit where (A) such recourse is based upon a breach by the Company of a customary representation, warranty or undertaking, or (B) the Company incurs expenses such as legal fees in excess of the customary reimbursement limits, if any, set forth in the applicable Mortgage Servicing Agreement.

     (b)   Except as set forth in Exhibit 3.23(b) hereto, there are no pooling,
                                  ---------------
participation, servicing or other Contracts to which the Company is a party which obligate it to make servicing advances with respect to defaulted or delinquent Mortgage Loans other than as provided in GNMA, FNMA or FHLMC pooling and servicing agreements. The amounts that, as of the Effective Date, have been advanced by the Company in connection with servicing the Mortgage Loans (including principal, interest, taxes and insurance premiums) and which are permitted to be paid by the Company as the servicer of the Mortgage Loans pursuant to applicable Investor or

Agency requirements and the terms of the applicable Mortgage Servicing Agreement will be valid and subsisting amounts owing to the Company, subject to the terms of the applicable Mortgage Servicing Agreement.

     3.24   Mortgage Servicing Agreements. Exhibit 3.24 hereto lists all
                                           ------------
Mortgage Servicing Agreements to which the Company is a party as of the date of this Agreement. Except as set forth in Exhibit 3.24, the Mortgage Servicing
                                       ------------
Agreements set forth all the terms and conditions of the Company's rights against and obligations to the Agencies and Investors and they have not been modified in writing to any extent or otherwise in any material respect. All of the Mortgage Servicing Agreements are valid and binding obligations of the Company and, to the Knowledge of the Company, all of the other parties thereto and are in full force and effect and are enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding in equity or at law). Except as set forth in Exhibit 3.24 hereto, (i) to the Knowledge of the
                             ------------
Company there is no Default by any party under any such Mortgage Servicing Agreement, (ii) there is no pending or, to the Knowledge of the Company, threatened cancellation of any Mortgage Servicing Agreement, (iii) no material sanctions or penalties have been imposed upon the Company under any Mortgage Servicing Agreement or under any applicable Regulation, and (iv) all of the Mortgage Servicing Agreements and the rights created thereunder are owned by the Company free and clear of any Liens, and upon the consummation of the Acquisition, will continue to be so owned by the Company except upon termination by an Investor or Agency pursuant to Contract right.

     3.25   Investor Commitments and Servicing Commitments.

     (a)    Set forth in Exhibit 3.25(a) hereto is a complete and correct list
                         ---------------
of each Investor Commitment to which the Company was a party as of the date of this Agreement, and the Company has made available to NetBank complete and correct copies of all Investor Commitments in effect on such date. Each Investor Commitment constitutes a valid and binding obligation of the Company, and, to the Knowledge of the Company, all of the other parties thereto, enforceable in accordance with its terms, subject to bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding in equity or at law). Except as set forth in Exhibit 3.25(a) hereto, each Mortgage Loan or Warehouse
                       ---------------
Mortgage Loan which is subject to an Investor Commitment is a Conforming Loan or is otherwise readily salable in the secondary market. No Investor Commitments are in Default.

     (b)    Set forth in Exhibit 3.25(b) hereto is a complete and correct list
                         ---------------
of each commitment of the Company to sell Mortgage Loan servicing rights to a Person ("Servicing Commitments") as of the date of this Agreement, and the Company has made available to NetBank complete and correct copies of all Servicing Commitments in effect on such date. Each Servicing Commitment constitutes a valid and binding obligation of the Company, and, to the Knowledge of the Company, all of the other parties thereto, enforceable in accordance with its terms, subject to bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding in equity or at law). No Servicing Commitments are in Default.

     3.26 Custodial Accounts. The Company has full power and authority to maintain escrow accounts ("Custodial Accounts") for certain serviced loans. Except as disclosed in Exhibit 3.26 hereto, such Custodial Accounts comply in
                       ------------
all material respects with (i) all applicable Regulations and the payment of interest on escrows and (ii) any terms of the Mortgage Loans (and Mortgage Servicing Agreements) relating thereto. To the Knowledge of the Company, the Custodial Accounts contain the amounts shown in the records of the Company, which amounts represent all monies received or advanced by the Company as required by the applicable Mortgage Servicing Agreements, less amounts remitted by or on behalf of the Company pursuant to applicable Mortgage Servicing Agreements, except for checks in process.

     3.27  Pool Certification. Except as set forth in Exhibit 3.27 hereto, all
                                                      ------------
Pools relating to the Mortgage Loans have been properly balanced, reconciled, fully funded and certified, finally certified and recertified (if required) in accordance with applicable Regulations by the applicable Investor or Agency and have been aggregated pursuant to the requirements of the applicable Investor or Agency. The principal balance outstanding and owing on the Mortgage Loans in each Pool equals or exceeds the amount owing to the corresponding security holders of such Pool. To the Knowledge of the Company, no event has occurred or failed to occur which would require the Company to repurchase any Mortgage Loan from any Pool, except with respect to the obligation to repurchase from GNMA Pools FHA Loans or VA Loans that are in the process of foreclosure (or equivalent procedure).


                                  ARTICLE 4.
                   REPRESENTATIONS AND WARRANTIES OF NETBANK

     NetBank hereby represents and warrants to the Company, the Holding Company and the Shareholders as follows:

     4.1 Organization, Standing, and Power. Each of NetBank and Interim is duly organized, validly existing, and in good standing under the Laws of the State of Georgia, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its material Assets. NetBank is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

     4.2   Authority of NetBank; No Breach by Agreement.

     (a) Each of NetBank and Interim has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of each of NetBank and Interim. This Agreement represents a legal, valid, and binding obligation of each of NetBank and Interim, enforceable against it in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

     (b) Neither the execution and delivery of this Agreement by each of NetBank and Interim, nor the consummation by NetBank and Interim of the transactions contemplated hereby, nor compliance by each of NetBank and Interim with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of either corporation's articles of incorporation or bylaws or the certificate or articles of incorporation or bylaws or any resolution adopted by the board of directors or shareholders of either corporation, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of either corporation under, any Contract or Permit of any NetBank Entity, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, or (iii) subject to receipt of the requisite Consents referred to in Sections 6.3 and 7.1(a) constitute or result in a Default under, or require any Consent pursuant to, any Law or Order applicable to any NetBank Entity or any of their respective material Assets (including either corporation becoming subject to or liable for the payment of any Tax or any of the Assets owned by either corporation being reassessed or revalued by any Taxing Authority).

     (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of Nasdaq, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by NetBank or Interim of the transactions contemplated in this Agreement.

     4.3  Capital shares.

     (a) The authorized capital shares of NetBank consists of 100,000,000 shares of NetBank Common Stock, of which 30,012,680 shares are issued and outstanding as of December 31, 2000, and 10,000,000 shares of preferred stock, no par value, of which none are issued and outstanding. All of the shares of NetBank Common Stock to be issued in consideration for the Company Stock upon Closing, when issued in accordance with the terms of this Agreement, will be duly and validly issued and outstanding and fully paid and nonassessable under the GCA. None of the shares of NetBank Common Stock to be issued at Closing under this Agreement will be issued in violation of any preemptive rights of the current or past shareholder of NetBank.

     (b) The authorized capital shares of Interim consist of 1,000 shares of Interim Common Stock, of which 1,000 shares are issued and outstanding.

     4.4  SEC Filings, Financial Statements.

     (a) NetBank has timely filed and made available to the Holding Company and Republic all SEC Documents required to be filed by NetBank since December 31, 1997 (the "NetBank SEC Reports"). The NetBank SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Laws and other applicable Laws and (ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such NetBank SEC Reports or necessary in order to make the statements in such NetBank SEC Reports, in light of the circumstances under which they were made, not misleading.

     (b) Each of the NetBank Financial Statements (including, in each case, any related notes) contained in the NetBank SEC Reports, including any NetBank SEC Reports filed after the date of this Agreement until the Closing Date, complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements, as permitted by Form 10-Q of the SEC), and fairly presented in all material respects the consolidated financial position of NetBank and its Subsidiaries as at the respective dates and the consolidated results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which will not be material in amount or effect.

     4.5 Statements True and Correct. No statement, certificate, instrument or other writing furnished or to be furnished by NetBank to the Holding Company or Republic pursuant to this Agreement or any other document, agreement or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the documents to be filed by NetBank with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents that NetBank is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

     4.6 Accounting Tax and Regulatory Matters. NetBank has not taken or agreed to take any action or has any knowledge of any fact or circumstance that is reasonably likely to (i) prevent the transactions contemplated hereunder from qualifying to receive purchase accounting treatment under GAAP and the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Sections 6.3 or 7.1(a) or result in the imposition of a condition or restriction of the type referred to in the last sentence of Section 7.1(a).

     4.7 Financing; Share Ownership. NetBank has and will have sufficient funds available consummate the Acquisition on the terms and conditions hereof, and will make such funds available to Interim when required for the performance of its obligations hereunder. As of the date hereof, NetBank and Interim do not beneficially own any shares of Company Common Stock.

     4.8  Consents and Approvals; No Violations.

     Except for the approval of the Office of Thrift Supervision as described in
Section 6.3 hereto, and except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, state insurance and mortgage brokerage laws or regulations, and the filing and acceptance for record or recordation of a merger certificate as required by the GCA, no filing with or notice to, and no permit, authorization, consent or approval of, any Regulatory Authority is necessary for the execution and delivery by NetBank or Interim of this Agreement or the consummation by NetBank or Interim of the transactions contemplated hereby and thereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not have a NetBank Material Adverse Effect. Neither the execution, delivery and performance of this Agreement by NetBank or Interim nor the consummation by NetBank or Interim of the transactions contemplated hereby and thereby will (i) conflict with or result in any breach of any provision of the respective certificate of incorporation or bylaws (or similar charter or organizational documents) of NetBank or Interim,
(ii) result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which NetBank or Interim is a party or by which any of them or any of their respective properties or assets may be bound or (iii) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to NetBank or Acquisition or any of NetBank's other subsidiaries or any of their respective properties or assets except, in the case of (ii) or (iii), for violations, breaches or defaults which would not have a Material Adverse Effect.

     4.9 Interim. Interim is a wholly owned subsidiary of NetBank and was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

                                  ARTICLE 5.
                   CONDUCT OF BUSINESS PENDING CONSUMMATION

     5.1 Affirmative Covenants of the Company . From the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement, unless the prior written consent of NetBank shall have been obtained, and except as otherwise expressly contemplated herein, Republic and the Shareholders shall cause the Company, in the usual, regular, and ordinary course, to (a) use its good faith efforts to preserve intact its respective business organization and Assets and maintain its rights and franchises, subject, however, to the sale by the Company of its Servicing Business as provided in Section 7.2(h) hereto; (b) take no action which would materially adversely affect the ability of any Person to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentences of Section 7.1(a) or 7.1(b), or materially adversely affect the ability of any Person to perform its covenants and agreements under this Agreement; and (c) furnish NetBank with copies of all internal operational management reports, including the Litigation Management report. Prior to the Closing Date, the Company shall sell all Total Portfolio Loans to a third party.

     5.2 Negative Covenants of the Company . From the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement, unless the prior written consent of NetBank shall have been obtained and except as otherwise expressly contemplated herein, the Company will not do or agree or commit to do any of the following:

     (a) amend its articles of incorporation, bylaws or other governing instruments; or

     (b) incur any additional debt obligation or other obligation for borrowed money in excess of an aggregate of $25,000 except in the ordinary course of its business consistent with past practice or impose, or suffer the imposition, on any of its Assets any Lien or permit any such Lien to exist; or

     (c) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of its capital shares or make any other distribution in respect of its capital shares; or

     (d) except for this Agreement, issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of its capital shares or any shares appreciation rights, or any option, warrant, or other Equity Right; or

     (e) adjust, split, combine or reclassify any of its capital shares or issue or authorize the issuance of any other securities in respect of or in substitution for its shares of capital shares; or

     (f) sell, lease, mortgage or otherwise dispose of or otherwise encumber any Asset other than the Servicing Business as provided in Section 7.2(h) hereto and other than in the ordinary course of business for reasonable and adequate consideration or any shares of its capital shares; or

     (g) make any material investment for its own account, either by purchase of shares or securities, contributions to capital, Asset transfers, or purchase of any Assets, in any Person, or otherwise acquire direct or indirect control over any Person; or

     (h) grant any increase in compensation or benefits to any of its employees or officers except (i) in accordance with past practice as specifically disclosed in Exhibit 5.2(h) hereto, or (ii) as required by Law, pay any material
             --------------
severance or termination pay or any material bonus other than pursuant to written policies or written Contracts in effect on the date of this Agreement and disclosed in Exhibit 5.2(h) hereto; or enter into or amend any severance
                 --------------
agreements with its officers; grant any material increase in fees or other increases in compensation or other benefits to its directors except in accordance with past practice as disclosed in Exhibit 5.2(h) hereto; or
                                              --------------
voluntarily accelerate the vesting of any employee benefits or other Equity Rights; or

     (i) enter into or amend any employment Contract entered into with any Person having a salary and incentive plan thereunder in excess of $100,000 per year (unless such amendment is required by Law) that it does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Closing Date; or

     (j) adopt any new employee benefit plan or terminate or withdraw from, or make any material change in or to, any existing employee benefit plans other than a change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan, or make any distributions from such employee benefit plans, except as required by Law, the terms of such plans or consistent with past practice; or

     (k) make any significant change in any Tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in Tax Laws or regulatory accounting requirements or GAAP; or

     (l) commence any Litigation other than in accordance with past practice or except as set forth in Exhibit 5.2(l) hereto, settle any Litigation involving
                       --------------
any of its Liabilities or the Liabilities of any Affiliate for material money damages or restrictions upon the operations of its business; or

     (m) except in the ordinary course of business, enter into, modify, amend or terminate any material Contract (including any loan Contract with an unpaid balance exceeding $25,000) or waive, release, compromise or assign any material rights or claims.

     5.3 Covenants of NetBank. From the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement, unless the prior written consent of the Holding Company shall have been obtained, and except as otherwise expressly contemplated herein, NetBank shall take no action which would (a) materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentences of Section 7.1(a) or 7.1(b), or (b) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement.

     5.4 Adverse Changes in Condition. Each Party agrees to give written notice promptly to the other upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to the Party or the Party's Affiliates which (i) is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, or (ii) would cause or constitute a material breach of the Party's representations, warranties, or covenants contained herein, and each Party agrees to use its reasonable efforts to prevent or promptly remedy the same.

     5.5 Reports. NetBank, Interim, the Holding Company, Republic and the Company each shall file all reports required to be filed by it with Regulatory Authorities between the date of this Agreement and the Closing Date. If financial statements are contained in any such reports filed with the SEC, such financial statements will fairly present the consolidated financial position of the Person filing such statements as of the dates indicated and, if applicable, the consolidated results of operations, changes in shareholders' equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments that are not material). As of their respective dates, such reports filed with the SEC will comply in all material respects with the Securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to another Regulatory Authority shall be prepared in accordance with Laws applicable to such reports.


                                  ARTICLE 6.
                             ADDITIONAL AGREEMENTS

     6.1 Registration Statement. After the Closing Date, NetBank shall promptly prepare and file the Registration Statement with the SEC, and shall use its reasonable best efforts (a) to prepare and file the Registration Statement within 20 days after the Closing Financial Statements are prepared and to cause the Registration Statement to become effective under the 1933 Act on or before the 90th day after the Closing Date, subject to the agreement of the Parties as to the form and content of the Company Financial Statements, and (b) to cause the Registration Statement to remain effective until the two-year anniversary of the Closing Date. NetBank shall take any action required to be taken under the applicable state Blue Sky or securities laws in connection with the resale of the shares of NetBank Common Stock upon consummation of the transactions contemplated hereunder. To the extent necessary, Republic and the Shareholders shall cooperate in the preparation and filing of the Registration Statement and shall furnish all information concerning itself, the Company and its Affiliates as NetBank may reasonably request in connection with such action.

     6.2 Nasdaq Listing. Within the applicable time period prescribed by the Nasdaq Stock Market, NetBank shall file and additional listing application with the Nasdaq Stock Market relating to the shares of NetBank Common Stock to be issued to the Holding Company pursuant to this Agreement and registered with the SEC pursuant to the Registration Statement.

     6.3 Applications. NetBank shall promptly prepare and file any application required by the regulations of the Office of Thrift Supervision seeking any required Consent to consummate the transactions contemplated by this Agreement; and NetBank and the Holding Company shall promptly prepare and file all other necessary applications with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement. The Parties shall deliver to each other copies of all filings, correspondence and orders to and from all Regulatory Authorities in connection with the transactions contemplated hereby.

     6.4 Agreement as to Efforts to Consummate . Subject to the terms and conditions of this Agreement, each Party agrees to use, and to cause its Affiliates to use, its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as reasonably practicable after the date of this Agreement, the transactions contemplated by this Agreement, including using its reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Article 7; provided, that nothing herein shall preclude either Party from exercising its rights under this Agreement. Each Party shall use, and shall cause each of its Affiliates to use, its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement.

     6.5  Confidentiality.

     (a) Each Party shall, and shall cause its Affiliates and Representatives to maintain the confidentiality of all confidential information furnished to it by the other Party concerning its and its Affiliates' businesses, operations, and financial positions and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Closing Date, each Party shall promptly return or certify the destruction of all documents and copies thereof, and all work papers containing confidential information received from the other Party.

     (b) Each Party agrees to give each of the other Parties notice as soon as practicable after any determination by it of any fact or occurrence relating to any other Party which it has discovered through the course of its investigation and which represents, or is reasonably likely to represent, either a material breach of any representation, warranty, covenant or agreement of the other Party or which has had or is reasonably likely to have a Material Adverse Effect.

     6.6 Press Releases. Prior to the Closing Date, NetBank, the Company and the Holding Company shall consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, that nothing in this Section 6.6 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

     6.7 Certain Actions. Except with respect to this Agreement and the transactions contemplated hereby, the Holding Company, Republic, the Company and any of their respective Representatives thereof retained shall not, directly or indirectly, solicit any Acquisition Proposal by any Person. The Holding Company, Republic, the Company and their respective Representative shall not furnish any non-public information that it is not legally obligated to furnish, negotiate with respect to, or enter into any Contract with respect to, any Acquisition Proposal. Republic and the Holding Company shall, and shall cause the Company to, promptly advise NetBank following the receipt of any Acquisition Proposal. Promptly upon the occurrence of any solicitation by any third party of an Acquisition Proposal, the Holding Company and Republic shall, and shall cause the Company to, (i) immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any of the foregoing, and (ii) direct and use its reasonable efforts to cause its Representatives not to engage in any of the foregoing. Prior to Closing, the Holding Company and the Shareholders shall approve the Acquisition in accordance with the requirements of the MBCA.

     6.8 Accounting and Tax Treatment. Each Party undertakes and agrees to use its reasonable efforts to cause the contemplated transactions to, and to take no action which would cause the contemplated transactions not to receive purchase accounting treatment under GAAP and the Internal Revenue Code for federal income tax purposes.

     6.9 Articles of Incorporation Provisions. Each Party shall take, and shall cause its Affiliates to take, all necessary action to ensure that the entering into of this Agreement and the consummation of the transactions contemplated hereby do not and will not result in the grant of any rights to any Person under the articles of incorporation, bylaws or other governing instruments of such Party or any of its Affiliates or restrict or impair the ability of NetBank or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of the Company that may be directly or indirectly acquired by them.

     6.10 Investment Representations by the Holding Company. The Holding Company shall execute and deliver to NetBank investment representation letters substantially in the form provided in Exhibit 6.10, which shall require, among
                                      ------------
other things, that the Holding Company agrees to hold the NetBank Common Stock received pursuant to this Agreement for the periods designated in the investment representation letters and in a manner consistent with the Securities Laws.

     6.11 Post-Closing Servicing Assistance. The Parties acknowledge that the Company will sell the Servicing Business to a third party (the "Servicing Buyer") prior to Closing, but that certain loan files included in the sale of the Servicing Business may not have been delivered to the Servicing Buyer by the Company prior to the Closing Date. NetBank and the Holding Company agree that, from the Closing Date through a period thereafter not to exceed twelve (12) months, NetBank shall assist the Servicing Buyer with respect to the Servicing Business transferred by the Company to the Servicing Buyer by causing Interim to deliver to the Servicing Buyer all loan documentation and related loan information in the Company's possession as of the Closing Date, or which comes into Interim's possession after the Closing Date; and the Holding Company agrees to pay Interim a one-time fee of $5.00 for each loan file with respect to which Interim delivered documents or information under this Section 6.11.

     6.12 Company Financial Reports. Within 4 business days after the end of each month from the date hereof through and including the month after the Closing Date, the Company shall deliver to the Holding Company such financial statements and financial, personnel, performance and other reports as the Company had routinely delivered to the Holding Company for each month prior to the date of this Agreement.

                                  ARTICLE 7.
               CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

     7.1 Conditions to Obligations of Each Party. The respective obligations of each Party to perform this Agreement and consummate the transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 10.5(a):

     (a) Regulatory Approvals. All Consents of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the transactions contemplated hereby shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner (including requirements relating to the raising of additional capital or the disposition of Assets) which in the reasonable judgment of any Party would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, such Party would not, in its reasonable judgment, have entered into this Agreement.

     (b) Consents and Approvals. Each Party shall have obtained any and all Consents, including, without limitation, Consents of all Investors and Agencies under all existing Contracts, required for consummation of the transactions contemplated hereby (other than those referred to in Section 7.1(a)) or for the preventing of any Default under any Contract or Permit of such Party. No Consent so obtained which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner which in the reasonable judgment of any Party would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, such Party would not, in its reasonable judgment, have entered into this Agreement.

     (c) Legal Proceedings. No court or governmental or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action which prohibits, restricts or makes illegal consummation of the transactions contemplated by this Agreement.

     (d) Certain Shareholder Documents. Randall C. Johnson and T. Donnell Smith each shall have executed and delivered to the Holding Company an instrument or other legal document terminating their respective employment agreements with the Company, in form and substance reasonably satisfactory to Republic and NetBank. Michael Dillon shall have executed and delivered to the Holding Company an instrument or other legal document waiving his current employee call option with Republic.

     7.2 Conditions to Obligations of NetBank. The obligations of NetBank to perform this Agreement and consummate the transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by NetBank pursuant to Section 10.5(a):

     (a) Representations and Warranties. For purposes of this Section 7.2(a), the accuracy of the representations and warranties of the Shareholders, the Holding Company and the Company set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Closing Date with the same effect as though all such representations and warranties had been made on and as of the Closing Date (provided that representations and warranties which are confined to a specified date shall speak only as of such date). There shall not exist inaccuracies in the representations and warranties of the Shareholders, the Holding Company or the Company set forth in this Agreement such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect; provided that, for purpose of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" or to the "Knowledge" of any Person shall be deemed not to include such qualifications.

     (b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of the Shareholders, Republic, the Holding Company and the Company to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Closing Date shall have been duly performed and complied with in all material respects.

     (c) Certificates. Republic, the Holding Company and the Company shall have delivered to NetBank (i) a certificate, dated as of the Closing Date that to the best of its Knowledge the conditions set forth in Sections 7.1 (as it relates to Republic, the Company and their Affiliates) 7.2(a), 7.2(b) and 7.2(c) have been satisfied; and (ii) certified copies of resolutions duly adopted by the Company's board of directors and Republic, if applicable, evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as NetBank and its counsel shall request.

     (d) Opinion of Counsel. NetBank shall have received an opinion of Miller, Canfield, Paddock and Stone, P.L.C., counsel to the Holding Company and the Company, dated as of the Closing Date, in form reasonably satisfactory to NetBank, as to the matters set forth in Exhibit 7.2(d).
                                        --------------

     (e) Investment Representation Letters. NetBank shall have received from the Holding Company the investment representation letters referred to in Section 6.10.

     (f) Non-Competition Agreements. Republic and the Holding Company shall have executed and delivered to NetBank Non-Competition Agreements in substantially the form of Exhibit 7.2(f).
                          --------------

     (g) Employment Agreements. Randall C. Johnson and T. Donnell Smith shall have entered into Employment Agreements substantially in the form of Exhibit
                                                                     -------
7.2(g).
------

     (h) Servicing Business. The Company shall have consummated the sale of the Servicing Business to a third party, and the pre-tax loss recorded on the books of the Company in connection therewith shall not exceed $19 million. At Closing, there shall be no assets or liabilities related to the Servicing Business on the Company's books.

     (i) Company Financial Matters. The Company shall have conveyed all Total Portfolio Loans to a third party and shall have reduced the amount of the existing Warehouse Line from Republic by the book value (including interest) of the Total Portfolio Loans. Goodwill on the Company's books at the Closing Date based on the Closing Financial Statements shall not exceed $17.2 million. The Company shall have performed in accordance with past business practices. NetBank may reduce the Audit Reserve, to the extent available, by the goodwill in excess of $17.2 million in order to effect the Closing.

     (j) Shareholder Approval and Dividend to Holding Company. The shareholders of the Company shall have approved the Acquisition and Republic shall have to dividended its shares of Company Common Stock to the Holding Company.

     7.3 Conditions to Obligations of the Holding Company, Republic and the Shareholders. The obligations of the Holding Company, Republic and the Shareholders to perform this Agreement and consummate the transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by the Holding Company, Republic and the Shareholders pursuant to Section 10.5(a):

     (a) Representations and Warranties. For purposes of this Section 7.3(a), the accuracy of the representations and warranties of NetBank set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Closing Date with the same effect as though all such representations and warranties had been made on and as of the Closing Date (provided that representations and warranties which are confined to a specified date shall speak only as of such date). There shall not exist inaccuracies in the representations and warranties of NetBank set forth in this Agreement such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" or to the "Knowledge" of any Person shall be deemed not to include such qualifications.

     (b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of NetBank to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Closing Date shall have been duly performed and complied with in all material respects.

     (c) Certificates. NetBank shall have delivered to the Holding Company (i) a certificate, dated as of the Closing Date and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that to the best of their Knowledge the conditions set forth in Sections 7.1 (as it relates to NetBank), 7.3(a), 7.3(b) and 7.3(c) have been satisfied; and (ii) certified copies of resolutions duty adopted by NetBank's board of directors evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as the Holding Company and its counsel shall request.

     (d) Opinion of Counsel. The Holding Company shall have received an opinion of Powell, Goldstein, Frazer & Murphy LLP, general counsel to NetBank, dated as of the Closing Date, in form reasonably acceptable to the Holding Company, as to the matters set forth in Exhibit 7.3(d).
                         --------------

     (e) Payoff of Warehouse Financing. NetBank or Interim must, at Closing, payoff the balances of the following debts owed to Republic (as so titled in the Company Projections), after such balances have been reduced by the amount of Total Portfolio Loans: Warehouse Line - Republic Non-construction, Warehouse Line - Republic Construction, and Notes Payable - Republic Short Term Debt


                                   ARTICLE 8.
                                  TERMINATION

     8.1 Termination. Notwithstanding any other provision of this Agreement, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing Date:

     (a) By mutual consent of NetBank, Interim, the Holding Company, the Company and Republic; or

     (b) By any Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a material breach by the other Party of any representation or warranty contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach and which breach is reasonably likely, in the opinion of the non-breaching Party, to have, individually or in the aggregate, a Material Adverse Effect on the breaching Party; or

     (c) By any Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a material breach by the other Party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach; or

     (d) By any Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event (i) any Consent of any Regulatory Authority required for consummation of the transactions contemplated hereby shall have been denied by final non-appealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or (ii) any other condition precedent, not otherwise waived pursuant to
Section 10.5(a), provided for in Section 7.1 (as it relates to the non-terminating Party) or any condition precedent to the obligations of the terminating Party (as provided in Section 7.2 for NetBank and Section 7.3 for Republic or the Company) is not satisfied in its appointed time and which condition cannot be satisfied or met within ten (10) days after the giving of written notice to the non-terminating Party of such breach; or

     (e) By any Party in the event that the transactions contemplated hereby shall not have been consummated by June 30, 2001, if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this
Section 8.1(e).

     8.2 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 8.1, this Agreement shall become void and have no effect, except that (i) the provisions of this Section
8.2 and Articles 9 and 10 shall survive any such termination and abandonment, and (ii) a termination pursuant to Sections 8.1(b), 8.1(c), 8.1(d)(ii) and 8.1(e) shall not relieve the breaching Party from Liability for an uncured willful breach of a representation, warranty, covenant, or agreement giving rise to such termination.


                                  ARTICLE 9.
                                  INDEMNITY

     9.1   Survival; Right to Indemnification Not Affected by Knowledge.  All
           ------------------------------------------------------------
representations, warranties, covenants, and obligations in this Agreement, the certificates delivered pursuant to Sections 7.2 and 7.3, and any other certificate or document delivered pursuant to this Agreement will survive until December 31, 2003. The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.

     9.2  Indemnification and Payment of Damages by the Holding Company. The
          -------------------------------------------------------------
Holding Company will indemnify and hold harmless NetBank and Interim, and their respective representatives, stockholders, controlling persons, and Affiliates (collectively, the "Indemnified NetBank Persons") for, and will pay to the Indemnified NetBank Persons the amount of, any loss, liability, claim, damage, or expense (including costs of investigation and defense and reasonable attorneys' fees), whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with:

     (a) any breach of any representation or warranty made by Republic, the Holding Company or the Company in this Agreement (without giving effect to (i) any limitation as to Material Adverse Effect, material, Knowledge, or similar qualifier or (ii) any supplementary Exhibits to any representation or warranty), the Exhibits hereto, or any other certificate or document delivered by Republic or the Company pursuant to this Agreement;

     (b) any breach of any representation or warranty made by Republic or the Company in this Agreement, the Exhibits hereto, or any other certificate or document delivered by Republic or the Company pursuant to this Agreement, as if such representation or warranty were made on and as of the Closing Date and without giving effect to (i) any limitation as to Material Adverse Effect, material, Knowledge, or similar qualifier or (ii) any supplementary Exhibits to any representation or warranty);

     (c) any breach of or failure to perform by Republic, the Holding Company or the Company of any of the covenants and agreements made by Republic, the Holding Company or the Company in this Agreement;

     (d) any obligation to repurchase any Mortgage Loan from any Person, and any obligation to indemnify any Person with respect to any Mortgage Loan, relating to Mortgage Loans made, funded, originated, underwritten, sold, acquired, serviced or otherwise processed, owned or held by the Company prior to the Closing Date;

     (e) any obligation to repurchase mortgage servicing rights from any third party to whom the Company sold mortgage servicing rights prior to the Closing Date;

     (f) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with Republic, the Holding Company or the Company (or any Person acting on their behalf) in connection herewith;

   (g)    the Litigation described on Exhibit 3.16 hereto;
                                      ------------

   (h)    any Total Portfolio Loan;

   (i) any claims asserted by any third party that the use of the Company Marks by the Company, Republic, NetBank or Interim infringes the rights of such third party;

   (j) any claim by any Person covered by the Company's health insurance benefits which exceeds the reserve on the Company's books on the Closing Date to fund the Company's self-insured obligations to cover health insurance claims;

   (k) any goodwill in excess of $17.2 million on the Closing Financial Statements to the extent not covered by the Audit Reserve;

   (l)    any Adjustment Amount in excess of the Audit Reserve; and

   (m) if, to the Knowledge of the Holding Company, the Company Projections contain any written statement, data or information which is materially untrue, or omit to state material facts or information necessary to make the Company Projections not misleading; the Parties acknowledge and agree that the Holding Company shall have no indemnification obligations with respect to the Company Projections other than as stated in this Section 9.2(k) or as provided in
Section 10.1 hereto, and acknowledge and agree further that the Holding Company makes no representations or warranties as to whether the Company will, after the Acquisition, meet the performance levels set forth in the Company Projections.

   9.3    Indemnification and Payment of Damages by NetBank.  NetBank will
          -------------------------------------------------
indemnify and hold harmless the Holding Company and the Shareholders, their representatives and Affiliates, and will pay to the Holding Company and the Shareholders the amount of any Damages arising, directly or indirectly, from or in connection with (a) any breach of any representation or warranty made by NetBank in this Agreement or in any certificate delivered by NetBank pursuant to this Agreement, (b) any breach by NetBank of any covenant or obligation of NetBank in this Agreement, or (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with NetBank (or any Person acting on its behalf) in connection herewith.

   9.4    Limitations on Indemnification  .
          ------------------------------

   (a) If the Closing occurs, the Holding Company will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, other than those in Sections 3.1, 3.2, 3.3, 3.8, 3.11 and 3.14, unless on or before December 31, 2002, NetBank notifies the Holding Company of a claim specifying the factual basis and the Damages of that claim in reasonable detail to the extent then known by NetBank; a claim with respect to Sections 3.1, 3.2, 3.3, 3.8, 3.11 and 3.14 may be made at any time prior to the expiration of the applicable statute of limitations, if any. If the Closing occurs, NetBank will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, unless on or before

December 31, 2002, the Holding Company notify NetBank of a claim specifying the factual basis and the Damages of that claim in reasonable detail to the extent then known by the Holding Company.

     (b) Notwithstanding any provision of this Article 9 other than this subsection 9.4(b), a Person otherwise entitled to indemnification under this
Article 9 ("Indemnified Party") shall be entitled to indemnification hereunder only when the aggregate of all Damages to such Indemnified Party exceeds $150,000 (the "Deductible Amount"). Subject to this Section 9.4(b), an Indemnifying Party shall have no obligation to indemnify an Indemnified Party for Damages aggregating less than the Deductible Amount. After total Damages exceed the Deductible Amount, the Indemnifying Party shall be obligated to indemnify the Indemnified Party for Damages in excess of the Deductible Amount, as provided below. Upon such time as an Indemnified Party's aggregate Damages equals the Deductible Amount, the obligation of a Party hereunder (the "Indemnifying Party") to indemnify such Indemnified Party with respect to any breach by such Indemnifying Party of any representation, warranty, or covenant made by it hereunder shall be subject to any limitation stated in such representation, warranty or covenant as to "material," "Material Adverse Effect" or similar qualifier; provided, however, that for purposes only of indemnification for Damages in excess of the Deductible Amount, the terms "material" or "Material Adverse Effect" shall mean any adverse effect on the condition (financial or otherwise), business, assets, liabilities, capitalizations, financial position, operations, or results of operations in excess of $10,000. The limitations of this paragraph 9.4(b) shall not apply to
(r) the representation and warranty in Section 3.4(d) to the extent that the goodwill in excess of $17.2 million is not compensated to NetBank from the Audit Reserve, (s) Damages arising from the IRS penalty or potential penalty described in item 2 of Exhibit 3.8(a), (t) the Litigation described on Exhibit 3.16 and
             --------------
the representations and warranties in Section 3.16, (u) Damages arising out of
                                      ------------
common law fraud in connection with the transactions contemplated herein, (v) any covenants or agreements in this Agreement to be performed by Republic, the Holding Company, the Company, or the Shareholders after the Closing, (w) the obligation of Republic, the Holding Company and the Shareholders to pay the Adjustment Amount in excess of the Audit Reserve as contemplated by Sections 2.6 and 9.2(l), (x) any Damages arising out of any Total Portfolio Loan, (y) any obligation to repurchase mortgage servicing rights from any third party to whom the Company sold mortgage servicing rights prior to the Closing, or (z) subject to Section 3.14 hereto, any claim for services provided to any Person covered by the Company's health insurance benefits if incurred prior to the Closing Date.

     9.5  Procedure for Indemnification - Third-Party Claims  -.
          --------------------------------------------------  -

     (a) Promptly after receipt by an Indemnified Party under Section 9.2 or 9.3 of notice of the commencement of any legal proceeding (or any other claim by a third party with respect to which an Indemnified Party believes it may be entitled to indemnification hereunder) against it such Indemnified Party will, if a claim is to be made against an Indemnifying Party under such Section, give notice to the Indemnifying Party of the commencement of such claim, but the failure to notify the Indemnifying Party will not relieve the Indemnifying Party of any liability that it may have to any Indemnified Party, except to the extent that the Indemnifying Party demonstrates that the defense of such action is actually prejudiced by the Indemnifying Party's failure to give such notice. Without in any limiting the scope of this Section 9.5, the Party's acknowledge and agree that any investigation, hearing or other legal proceeding related to the Philadelphia FBI/HUD investigation shall be subject to this Section 9.5.

     (b) If any proceeding referred to in Section 9.5(a) is brought against an Indemnified Party and it gives notice to the Indemnifying Party of the commencement of such proceeding, the Indemnifying Party will, unless the claim involves Taxes, be entitled to participate in such proceeding and, to the extent that it wishes (unless (i) the Indemnifying Party is also a party to such proceeding and the Indemnified Party determines in good faith that joint representation would be inappropriate, or (ii) the Indemnifying Party fails to provide reasonable assurance to the Indemnified Party of its financial capacity to defend such proceeding and provide indemnification with respect to such proceeding), to assume the entire defense of such proceeding with counsel reasonably satisfactory to the Indemnified Party and, after notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such proceeding, the Indemnifying Party will not, as long as it diligently conducts such defense, be liable to the Indemnified Party under this
Article 9 for any fees of other counsel or any other expenses with respect to the defense of such proceeding, in each case subsequently incurred by the Indemnified Party in connection with the defense of such proceeding. If the Indemnifying Party assumes the defense of a proceeding, (i) no compromise or settlement of such claims may be effected by the Indemnifying Party without the Indemnified Party's consent unless (A) there is no finding or admission of any violation of Law or any violation of the rights of any Person and no effect on any other claims that may be made against the Indemnified Party, and (B) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party; and (ii) the Indemnified Party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an Indemnifying Party of the commencement of any proceeding and the Indemnifying Party does not, within ten business days after the Indemnified Party's notice is given, give notice to the Indemnified Party of its election to assume the defense of such proceeding, the Indemnifying Party will be bound by any determination made in such proceeding or any reasonable compromise or reasonable settlement effected by the Indemnified Party.

     (c) Notwithstanding the foregoing, if an Indemnified Party determines in good faith that there is a reasonable probability that a proceeding may adversely affect it or its Affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the Indemnified Party may, by notice to the Indemnifying Party, assume the exclusive right to defend, compromise, or settle such proceeding, but the Indemnifying Party will not be bound by any determination of a proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

     (d) Republic, the Holding Company and NetBank, as applicable, hereby consent to the non-exclusive jurisdiction of any court in which a proceeding is brought against any Indemnified Party for purposes of any claim that an Indemnified Party may have under this Agreement with respect to such proceeding or the matters alleged therein, and agree that process may be served on Republic, the Holding Company or NetBank, as applicable, with respect to such a claim anywhere in the world.

     9.6  Procedure for Indemnification - Other Claims  -.  A claim for
          --------------------------------------------  -
indemnification for any matter not involving a third-party claim may be asserted by written notice to the Party from whom indemnification is sought. The Holding Company hereby waives any rights of obligation or any claim against our Company with respect to any matter as to which NetBank seeks indemnification hereunder from the Holding Company by virtue of any action or inaction by the Company or its officers or directors.

     9.7  Certain Reductions.  All indemnification payments payable hereunder
          -------------------
shall be reduced by the amount of insurance proceeds received by, or any Tax benefits inuring to the benefit of, the Indemnified Party as a result of the Damages for which the Indemnified Party is seeking indemnification; provided, however, that the Indemnified Party shall not be required to recover from or pursue payment from insurance policies or Tax benefits prior to the Indemnifying Party being required to provide indemnification hereunder. In the event that the Indemnifying Party shall be obligated to indemnify the Indemnified Party pursuant to this Article 8, the Indemnifying Party shall, upon payment of such indemnity in full, be subrogated to all rights of the Indemnified Party with respect to the Damages to which such indemnification relates; provided, however, that the Indemnifying Party shall only be subrogated to the extent of any amount paid by it pursuant to this Article 9 in connection with such Damage.

     9.8  Arbitration.
          -----------

     (a) In the event of a dispute between the NetBank and the Holding Company as to either (i) the dollar amount of Damages for purposes of indemnification hereunder or (ii) the determination of the Closing Financial Statement or the Adjustment Amount (collectively, a "Dispute"), the NetBank and the Holding Company shall give each other notice of the existence of a continuing impasse and shall thereafter immediately submit the Dispute to binding arbitration in accordance with the following provisions of this Section, regardless of the amount in controversy or whether such Dispute would otherwise be considered justiciable or ripe for resolution by a court or arbitration panel.

     (b) Any such arbitration shall be conducted by the AAA in accordance with its current Commercial Arbitration Rules (the "AAA Rules"), except to the extent that the AAA Rules conflict with the provisions of this Section, in which event the provisions of this Section shall control. The Holding Company and NetBank shall jointly designate an arbitrator, mutually acceptable to the Holding Company and NetBank. In the event that the Holding Company and NetBank are unable to agree on an Arbitrator within 5 business days, NetBank and the Holding Company shall each choose one arbitrator and the two arbitrators so selected will jointly choose a third arbitrator in accordance with the AAA Rules, and this panel of three arbitrators shall resolve the Dispute.

     (c)  The arbitration shall be conducted in Atlanta, Georgia; provided that
                                                                  --------
the arbitrator(s) may from time to time convene, carry on hearings, inspect property or documents and take evidence at any location that the arbitrator(s) deems appropriate.

     (d) The arbitrator(s) may in its/their discretion order a pre-exchange of information including production of documents, exchange of summaries of testimony or exchange of statements of position and shall schedule promptly all discovery and other procedural steps and otherwise assume case management initiative and control to effect an efficient and expeditious resolution of the Dispute.

     (e) At any oral hearing of evidence in connection with any arbitration conducted pursuant to this Section, each of NetBank and the Holding Company, and their respective legal counsel, shall have the right to examine its witnesses and to cross-examine the witnesses of the other party. No testimony of any witness shall be presented in written form unless the opposing party shall have the opportunity to cross-examine such witness, except as the Holding Company and NetBank otherwise agree in writing and except under extraordinary circumstances in which, in the opinion of the arbitrator(s), the interests of justice require a different procedure.

     (f) Within 15 days after the closing of the arbitration hearing, the arbitrator(s) shall prepare and distribute to the Holding Company and NetBank a written conclusion as to the dollar amount of the disputed Damages.

     (g) The Parties agree that, if the conclusion of the arbitrator(s) with respect to the dollar amount of disputed Damages is within 10% of the amount asserted by one Party prior to the initiation of the arbitration, the other Party to the Dispute shall pay all costs of any arbitration, including without limitation the administrative fee and the compensation of the arbitrators ("Arbitration Costs").

     (h) Notwithstanding the choice of law provision set forth in Section 10.8, The Federal Arbitration Act, 9 U.S.C. (S)(S)1 to 14, except as modified hereby, shall govern the enforcement of Section 10.8 and this Section.


                                  ARTICLE 10.
                                 MISCELLANEOUS

     10.1  Expenses.

     (a) Except as otherwise provided in this Section 10.1, each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing fees, and fees and expenses of its own Representatives.

     (b) If this Agreement is terminated by Republic and the Holding Company pursuant to Sections 8.1(b) or (c), NetBank shall pay to the Holding Company the sum of (y) an amount of up to $250,000 for all expenses incurred by the Holding Company for outside accounting and legal firms directly related to the Holding Company's due diligence for the Acquisition and Closing and for the negotiation, preparation of, and performance under this Agreement (the "Outside Direct Expenses"), it being agreed by the Holding Company that any expenses incurred by the Holding Company during any efforts to sell the Company prior to the Holding Company's negotiations with NetBank shall not be considered Outside Direct Expenses, plus (z) $200,000.

     (c) If this Agreement is terminated by NetBank pursuant to Sections 8.1(b) or (c), the Holding Company shall pay to NetBank the sum of (y) an amount of up to $250,000 for all expenses incurred by NetBank for outside accounting and legal firms directly related to NetBank's due diligence for the Acquisition and Closing and for the negotiation, preparation of, and performance under this Agreement, plus (z) $200,000; provided, however, that if, following such termination, the Holding Company, Republic or the Company enters into a letter of intent or a binding agreement with respect to an Acquisition Proposal on or before September 30, 2001, the Holding Company shall pay to NetBank the sum of One Million Dollars ($1,000,000).

     (d) Nothing contained in this Section 10.1 shall constitute or shall be deemed to constitute liquidated damages for the willful breach by a Party of the terms of this Agreement or otherwise limit the rights of the non-breaching Party.

    10.2 Brokers and Finders. Each of the Parties represents and warrants that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby, except for Raymond James & Associates, Inc. (with respect to NetBank) and Randall C. Johnson and T. Donnell Smith (with respect to the Holding Company and its Affiliates). In the event of a claim by any broker or finder based upon his or its representing or being retained by or allegedly representing or being retained by the Holding Company or its Affiliates or by NetBank and its Affiliates, the owing Party agrees to indemnify and hold the other Party harmless of and from any Liability in respect of any such claim.

    10.3 Entire Agreement. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. Nothing in this Agreement, expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

    10.4 Amendments. To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of each of the Parties, whether before or after board or shareholder approval, if any, of this Agreement has been obtained.

    10.5  Waivers.

    (a) Prior to or at the Closing Date, any Party shall have the right to waive any Default in the performance of any term of this Agreement by the other Party or its Affiliates and to waive or extend the time for the compliance or fulfillment by the other Party or its Affiliates of any and all of their obligations under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of the party in question.

     (b) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

     10.6 Assignment. Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party;

provided, that NetBank may assign its rights, but not its obligations hereunder, to any direct or indirect wholly-owned Affiliate. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

     10.7 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

          Republic:         Republic Bancorp, Inc.
                            1070 East Main Street
                            Owosso, Michigan 48867
                            Attention:  Dana Cluckey

          Copy to Counsel:  Miller, Canfield, Paddock and Stone, P.L.C.
                            840 West Long Lake Road
                            Suite 200
                            Troy, Michigan  48098
                            Attention: Brad Arbuckle, Esq.


          The Shareholders Market Street Mortgage Corporation and the Company: 2650 McCormick Drive
                            Suite 200
                            Clearwater, Florida 33795
                            Attention:  Randall C. Johnson


          NetBank, Inc.     NetBank, Inc.
                            Royal Centre Three, Suite 100
                            11475 Great Oaks Parkway
                            Alpharetta, Georgia 30022
                            Attention:  D.R. Grimes


          Copy to Counsel:  Powell, Goldstein, Frazer & Murphy LLP
                            Sixteenth Floor
                            191 Peachtree Street, N.E.
                            Atlanta, Georgia 30303
                            Attention:  Walter G. Moeling, IV, Esq.

     10.8 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Georgia, without regard to any applicable conflict of Laws doctrine or statute.

     10.9  Counterparts.   This Agreement may be executed in two or more
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     10.10 Captions, Articles and Sections. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement. Unless otherwise indicated, all references to particular Articles or Sections shall mean and refer to the referenced Articles and Sections of this Agreement.

     10.11 Interpretations. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any Party, whether under any rule of construction or otherwise. No Party to this Agreement shall be considered the draftsman. The Parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all Parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all Parties hereto.

     10.12 Enforcement of Agreement. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     10.13 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.


                       [SIGNATURES APPEAR ON NEXT PAGE]

                      SIGNATURES TO ACQUISITION AGREEMENT


     IN WITNESS WHEREOF, the Parties have caused this Agreement to be properly executed, as of the day and year first above written, intending it to be fully effective.


                                  NETBANK, INC.



                                  By: /s/ D. R. Grimes
                                      -----------------------------------
                                      D. R. Grimes
                                      Vice Chairman and Chief Executive Officer


                                  NETBANK INTERIM, INC.



                                  By: /s/ D. R. Grimes
                                      -----------------------------------
                                      D. R. Grimes



                                  REPUBLIC BANK



                                  By: /s/ Dana M. Cluckey
                                      -----------------------------------
                                      Dana M. Cluckey
                                      Director



                                  REPUBLIC BANCORP, INC.



                                  By: /s/ Dana M. Cluckey
                                      -----------------------------------
                                      Dana M. Cluckey
                                      President and Chief Executive Officer

                                 MARKET STREET MORTGAGE CORPORATION



                                 By:__________________________________________



                                 _____________________________________________
                                 Randall C. Johnson

                                 No. of Shares of Company Common Stock: 60,000
                                                                        ------



                                 _____________________________________________
                                 T. Donnell Smith

                                 No. of Shares of Company Common Stock: 45,000
                                                                        ------



                                 _____________________________________________
                                 Michael Dillon

                                 No. of Shares of Company Common Stock: 30,000
                                                                        ------



                                 _____________________________________________
                                 James Capps

                                 No. of Shares of Company Common Stock: 15,000
                                                                        ------